                                                                    Exhibit 10.2

                           REVOLVING CREDIT AGREEMENT


                                  by and among

                        REPUBLIC ENGINEERED PRODUCTS LLC

                           FLEET CAPITAL CORPORATION,
                             as Administrative Agent

                            FLEET CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                              JP MORGAN CHASE BANK
                          FOOTHILL CAPITAL CORPORATION
                              GE CAPITAL CFE, INC.
                                  As Co-Agents

            and the Lending Institutions listed on Schedule 1 hereto
                                   as Lenders

                                 August 16, 2002

                                Table of Contents

(S)1.  DEFINITIONS AND RULES OF INTERPRETATION................................................   1
       ---------------------------------------
          1.1. Definitions....................................................................   1
               -----------
          1.2. Rules of Interpretation........................................................   27
               -----------------------

(S)2.  THE REVOLVING CREDIT FACILITY..........................................................   28
       -----------------------------
          2.1. Commitment to Lend.............................................................   28
               ------------------
          2.2. Commitment Fee.................................................................   29
               --------------
          2.3. Reduction of Total Commitment..................................................   29
               -----------------------------
          2.4. The Revolving Credit Notes.....................................................   29
               --------------------------
          2.5. Interest on Revolving Credit Loans.............................................   29
               ----------------------------------
          2.6. Requests for Revolving Credit Loans............................................   30
               -----------------------------------
                  2.6.1. General..............................................................   30
                         -------
                  2.6.2. Swing Line...........................................................   30
                         ----------
          2.7. Conversion Options.............................................................   31
               ------------------
                  2.7.1. Conversion to Different Type of Revolving Credit Loan................   31
                         -----------------------------------------------------
                  2.7.2. Continuation of Type of Revolving Credit Loan........................   31
                         ---------------------------------------------
                  2.7.3. Eurodollar Rate Loans................................................   32
                         ---------------------
          2.8. Funds for Revolving Credit Loan................................................   32
               -------------------------------
                  2.8.1. Funding Procedures...................................................   32
                         ------------------
                  2.8.2. Advances by Administrative Agent.....................................   32
                         --------------------------------
                  2.8.3. Settlements..........................................................   33
                         -----------
          2.9. Change in Borrowing Base.......................................................   34
               ------------------------
          2.10. Reductions in Eligible Fixed Asset Component..................................   34
                --------------------------------------------

(S)3.  REPAYMENT OF THE REVOLVING CREDIT LOANS................................................   34
       ---------------------------------------
          3.1. Maturity.......................................................................   34
               --------
          3.2. Mandatory Repayments of Revolving Credit Loans.................................   35
               ----------------------------------------------
          3.3. Optional Repayments of Revolving Credit Loans..................................   36
               ---------------------------------------------
          3.4. Automatic Repayments of Revolving Credit Loans Prior to Event of
               ----------------------------------------------------------------
          Default.............................................................................   36
          -------
                  3.4.1. Credit for Funds Transferred from Swept Accounts.....................   36
                         ------------------------------------------------
                  3.4.2. Application of Automatic Payments Prior to Event of Default..........   37
                         -----------------------------------------------------------
          3.5. Automatic Repayments of Revolving Credit Loans After Event of
               -------------------------------------------------------------
          Default.............................................................................   38
          -------

(S)4.  LETTERS OF CREDIT......................................................................   38
       -----------------
          4.1. Letter of Credit Commitments...................................................   38
               ----------------------------
                  4.1.1. Commitment to Issue Letters of Credit................................   38
                         -------------------------------------
                  4.1.2. Letter of Credit Applications........................................   38
                         -----------------------------
                  4.1.3. Terms of Letters of Credit...........................................   39
                         --------------------------
                  4.1.4. Reimbursement Obligations of Lenders.................................   39
                         ------------------------------------
                  4.1.5. Participation of Lenders.............................................   39
                         ------------------------
          4.2. Reimbursement Obligation of the Borrower.......................................   39
               ----------------------------------------
          4.3. Letter of Credit Payments......................................................   40
               -------------------------

        4.4. Obligations Absolute........................................................   40
             --------------------
        4.5. Reliance by Issuer..........................................................   41
             ------------------
        4.6. Letter of Credit Fee........................................................   41
             --------------------
        4.7. Cash Collateral For Letter of Credit Obligations............................   42
             ------------------------------------------------
        4.8. Rollover LC's...............................................................   42
             -------------

(S)5. CERTAIN GENERAL PROVISIONS.........................................................   42
      --------------------------
        5.1. Fees........................................................................   42
             ----
        5.2. Funds for Payments..........................................................   42
             ------------------
               5.2.1.  Payments to Administrative Agent..................................   42
                       --------------------------------
               5.2.2.  No Offset, Etc....................................................   42
                       --------------
        5.3. Computations................................................................   44
             ------------
        5.4. Inability to Determine Eurodollar Rate......................................   44
             --------------------------------------
        5.5. Illegality..................................................................   45
             ----------
        5.6. Additional Costs, Etc.......................................................   45
             ---------------------
        5.7. Capital Adequacy............................................................   46
             ----------------
        5.8. Certificate; Lender Policy..................................................   47
             --------------------------
        5.9. Indemnity...................................................................   47
             ---------
        5.10. Interest After Default.....................................................   47
              ----------------------
               5.10.1. Overdue Amounts...................................................   47
                       ---------------
               5.10.2. Amounts Not Overdue...............................................   47
                       -------------------
               5.10.3. Maximum Interest..................................................   48
                       ----------------
        5.11. Replacement Lenders........................................................   48
              -------------------

(S)6. COLLATERAL SECURITY; GUARANTY......................................................   49
      -----------------------------
        6.1. Collateral Security.........................................................   49
             -------------------
        6.2. Guaranty....................................................................   49
             --------
               6.2.1.  Guaranty of Payment and Performance...............................   49
                       -----------------------------------
               6.2.2.  Guarantors' Agreement to Pay Enforcement Costs, etc...............   50
                       ---------------------------------------------------
               6.2.3.  Waivers by Guarantors; Lender's Freedom to Act....................   50
                       ----------------------------------------------
               6.2.4.  Unenforceability of Obligations Against Borrower..................   51
                       ------------------------------------------------
               6.2.5.  Subrogation; Subordination........................................   51
                       --------------------------
               6.2.6.  Setoff............................................................   52
                       ------
               6.2.7.  No Reliance.......................................................   52
                       -----------
               6.2.8.  Termination; Reinstatement........................................   52
                       --------------------------
               6.2.9.  Successors and Assigns............................................   53
                       ----------------------

(S)7. REPRESENTATIONS AND WARRANTIES.....................................................   53
      ------------------------------
        7.1. Corporate Authority.........................................................   53
             -------------------
               7.1.1.  Incorporation; Good Standing......................................   53
                       ----------------------------
               7.1.2.  Authorization.....................................................   53
                       -------------
               7.1.3.  Enforceability....................................................   53
                       --------------
        7.2. Governmental Approvals......................................................   53
             ----------------------
        7.3. Title to Properties; Leases.................................................   54
             ---------------------------
        7.4. Financial Statements and Projections........................................   54
             ------------------------------------
               7.4.1.  Financial Statements..............................................   54
                       --------------------
               7.4.2.  Projections.......................................................   54
                       -----------

            7.4.3.  Budget and Cash Flows. ...............................    54
                    ---------------------
     7.5.  No Material Changes, Etc. .....................................    55
           ------------------------
     7.6.  Franchises, Patents, Copyrights, Etc. .........................    55
           ------------------------------------
     7.7.  Litigation. ...................................................    55
           ----------
     7.8.  No Materially Adverse Contracts, Etc. .........................    55
           ------------------------------------
     7.9.  Compliance with Other Instruments, Laws, Etc. .................    55
           --------------------------------------------
     7.10. Tax Status. ...................................................    55
           ----------
     7.11. No Event of Default. ..........................................    56
           -------------------
     7.12. Holding Company and Investment Company Acts. ..................    56
           -------------------------------------------
     7.13. Absence of Financing Statements, Etc. .........................    56
           ------------------------------------
     7.14. Perfection of Security Interest. ..............................    56
           -------------------------------
     7.15. Employee Benefit Plans. .......................................    56
           ----------------------
            7.15.1. In General. ..........................................    56
                    ----------
            7.15.2. Guaranteed Pension Plans. ............................    56
                    ------------------------
            7.15.3. Multiemployer Plans. .................................    57
                    -------------------
     7.16. Use of Proceeds. ..............................................    57
           ---------------
            7.16.1. General. .............................................    57
                    -------
            7.16.2. Regulations U and X. .................................    57
                    -------------------
     7.17. Environmental Compliance. .....................................    57
           ------------------------
     7.18. Subsidiaries, Etc. ............................................    59
           -----------------
     7.19. Bank Accounts; Agency Account Arrangements. ...................    59
           ------------------------------------------
     7.20. Fiscal Year. ..................................................    59
           -----------
     7.21. Ownership of Assets. ..........................................    59
           -------------------
     7.22. Disclosure. ...................................................    59
           ----------

8. AFFIRMATIVE COVENANTS OF THE BORROWER. ................................    59
   -------------------------------------
     8.1.  Punctual Payment. .............................................    59
           ----------------
     8.2.  Maintenance of Office. ........................................    59
           ---------------------
     8.3.  Records and Accounts. .........................................    60
           --------------------
     8.4.  Financial Statements, Certificates and Information. ...........    60
           --------------------------------------------------
     8.5.  Notices. ......................................................    62
           -------
            8.5.1.  Defaults. ............................................    62
                    --------
            8.5.2.  Environmental Events. ................................    63
                    --------------------
            8.5.3.  Notification of Claim against Collateral. ............    63
                    ----------------------------------------
            8.5.4.  Notice of Litigation and Judgments. ..................    63
                    ----------------------------------
            8.5.5.  Notices Concerning Inventory Collateral. .............    63
                    ---------------------------------------
     8.6.   Existence; Maintenance of Properties. ........................    64
            ------------------------------------
     8.7.   Insurance. ...................................................    64
            ---------
     8.8.   Taxes, Etc. ..................................................    65
            ----------
     8.9.   Inspection of Properties and Books, Etc. .....................    65
            ---------------------------------------
            8.9.1.  General. .............................................    66
                    -------
            8.9.2.  Commercial Finance Examinations. .....................    66
                    -------------------------------
            8.9.3.  Communications with Accountants. .....................    66
                    -------------------------------
            8.9.4.  Environmental Assessments. ...........................    67
                    -------------------------
     8.10. Compliance with Laws, Contracts, Licenses, and Permits. .......    67
           ------------------------------------------------------
     8.11. Employee Benefit Plans. .......................................    67
           ----------------------
     8.12. Use of Proceeds. ..............................................    67
           ---------------

        8.13. Bank Accounts; Agency Account Arrangements ..........................  68
              ------------------------------------------
               8.13.1. Bank Accounts ..............................................  68
                       -------------
               8.13.2. Agency Account Arrangements ................................  68
                       ---------------------------
        8.14. Borrowing Base ......................................................  69
              --------------
        8.15. Canton Cast-Roll Facility ...........................................  70
              -------------------------
        8.16. Further Assurances ..................................................  71
              ------------------

(S)9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER ..................................  71
      ------------------------------------------
        9.1. Restrictions on Indebtedness .........................................  71
             ----------------------------
        9.2. Restrictions on Liens ................................................  72
             ---------------------
        9.3. Restrictions on Investments ..........................................  74
             ---------------------------
        9.4. Change in Terms of Equity Interests; Distributions and other
             ------------------------------------------------------------
        Restricted Payments .......................................................  75
        -------------------
        9.5. Merger and Consolidation .............................................  77
             ------------------------
        9.6. Sale and Leaseback; Disposition of Assets ............................  78
             -----------------------------------------
        9.7. Compliance with Environmental Laws ...................................  78
             ----------------------------------
        9.8. Indebtedness in Respect of the Notes .................................  78
             ------------------------------------
        9.9. Employee Benefit Plans ...............................................  79
             ----------------------
        9.10. Bank Accounts .......................................................  79
              -------------
        9.11. Limitation on Issuance of Shares of Subsidiaries; Disposition of
              ----------------------------------------------------------------
        Equity Interests and Indebtedness of Subsidiaries .........................  79
        -------------------------------------------------
        9.12. No Subsidiaries .....................................................  80
              ---------------
        9.13. Transactions with Affiliates ........................................  80
              ----------------------------
        9.14. Parent and Subsidiaries .............................................  80
              -----------------------

(S)10. FINANCIAL COVENANTS OF THE BORROWER ........................................  80
       -----------------------------------
        10.1. Maximum Capital Expenditures ........................................  81
              ----------------------------
        10.2. Net Sales ...........................................................  81
              ---------
        10.3. Debt Service Coverage ...............................................  81
              ---------------------

(S)11. CONCERNING THE EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS .................  82
       ----------------------------------------------------------
        11.1. Loan Documents, etc .................................................  82
              -------------------
               11.1.1. Loan Documents .............................................  82
                       --------------
               11.1.2. Note Documents; Equity Documents; Acquisition Documents ....  82
                       -------------------------------------------------------
        11.2. Certified Copies of Charter Documents ...............................  82
              -------------------------------------
        11.3. Corporate or Other Action ...........................................  82
              -------------------------
        11.4. Incumbency Certificate ..............................................  82
              ----------------------
        11.5. Validity of Liens ...................................................  83
              -----------------
        11.6. Perfection Certificates and UCC Search Results ......................  83
              ----------------------------------------------
        11.7. Certificates of Insurance ...........................................  83
              -------------------------
        11.8. Opinions of Counsel .................................................  83
              -------------------
        11.9. Payment of Fees .....................................................  83
              ---------------
        11.10. Borrowing Base Report ..............................................  83
               ---------------------
        11.11. Completion of Asset Purchase .......................................  83
               ----------------------------
        11.12. Successor Labor Agreement ..........................................  84
               -------------------------
        11.13. Employment Contract; Continuity of Management ......................  84
               ---------------------------------------------
        11.14. No Material Adverse Change; Absence of Litigation ..................  84
               -------------------------------------------------

        11.15. Equity Contribution ................................................  84
               -------------------
        11.16. Indebtedness in Respect of Notes ...................................  84
               --------------------------------
        11.17. Title Insurance ....................................................  84
               ---------------
        11.18. Survey and Taxes ...................................................  84
               ----------------
        11.19. Final Sale Order ...................................................  85
               ----------------
        11.20. Repayment of Indebtedness ..........................................  85
               -------------------------
        11.21. Projections, etc ...................................................  85
               ----------------
        11.22. Budget; Forecast ...................................................  85
               ----------------
        11.23. Proceedings and Documents ..........................................  85
               -------------------------

(S)12. CONDITIONS TO ALL BORROWINGS ...............................................  85
       ----------------------------
        12.1. Representations True ................................................  85
              --------------------
        12.2. No Legal Impediment .................................................  85
              -------------------
        12.3. Governmental Regulation .............................................  86
              -----------------------

(S)13. EVENTS OF DEFAULT; ACCELERATION; ETC .......................................  86
       ------------------------------------
        13.1. Events of Default and Acceleration ..................................  86
              ----------------------------------
        13.2. Termination of Commitments ..........................................  88
              --------------------------
        13.3. Remedies ............................................................  89
              --------
        13.4. Distribution of Collateral Proceeds .................................  89
              -----------------------------------

(S)14. SETOFF .....................................................................  90
       ------

(S)15. THE ADMINISTRATIVE AGENT ...................................................  90
       ------------------------
        15.1. Authorization .......................................................  90
              -------------
        15.2. Employees and Agents ................................................  91
              --------------------
        15.3. No Liability ........................................................  91
              ------------
        15.4. No Representations ..................................................  91
              ------------------
        15.5. Payments ............................................................  92
              --------
               15.5.1. Payments to Administrative Agent ...........................  92
                       --------------------------------
               15.5.2. Distribution by Administrative Agent .......................  92
                       ------------------------------------
               15.5.3. Delinquent Lenders .........................................  92
                       ------------------
        15.6. Holders of Revolving Credit Notes ...................................  93
              ---------------------------------
        15.7. Indemnity ...........................................................  93
              ---------
        15.8. Administrative Agent as Lender ......................................  93
              ------------------------------
        15.9. Resignation .........................................................  93
              -----------
        15.10. Notification of Defaults and Events of Default .....................  94
               ----------------------------------------------
        15.11. Duties in the Case of Enforcement ..................................  94
               ---------------------------------

(S)16. EXPENSES ...................................................................  94
       --------

(S)17. INDEMNIFICATION ............................................................  95
       ---------------

(S)18. SURVIVAL OF COVENANTS, ETC .................................................  96
       --------------------------

(S)19. ASSIGNMENT AND PARTICIPATION ...............................................  96
       ----------------------------
        19.1. Conditions to Assignment by Lenders .................................  96
              -----------------------------------
        19.2. Certain Representations and Warranties; Limitations; Covenants ......  96
              --------------------------------------------------------------

         19.3. Register....................................................   97
               --------
         19.4. New Revolving Credit Notes..................................   97
               --------------------------
         19.5. Participations..............................................   98
               --------------
         19.6. Assignee or Participant Affiliated with the Borrower........   98
               ----------------------------------------------------
         19.7. Miscellaneous Assignment Provisions.........................   98
               -----------------------------------
         19.8. Assignment by Borrower......................................   99
               ----------------------

(S)20. NOTICES, ETC........................................................   99
       ------------

(S)21. GOVERNING LAW.......................................................  100
       -------------

(S)22. HEADINGS............................................................  100
       --------

(S)23. COUNTERPARTS........................................................  100
       ------------

(S)24. ENTIRE AGREEMENT, ETC...............................................  100
       ---------------------

(S)25. WAIVER OF JURY TRIAL................................................  100
       --------------------

(S)26. CONSENTS, AMENDMENTS, WAIVERS, ETC..................................  101
       ----------------------------------

(S)27. SEVERABILITY........................................................  101
       ------------

(S)28. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.......................  101
       ---------------------------------------------
         (S)28.1. Confidentiality..........................................  101
                  ---------------
         (S)28.2. Prior Notification.......................................  102
                  ------------------
         (S)28.3. Other....................................................  102
                  -----

                                    Exhibits

                    Exhibit A - Form of Borrowing Base Report
                    Exhibit B - Form of Revolving Credit Note
                    Exhibit C - Form of Loan Request
                    Exhibit D - Form of Compliance Certificate
                    Exhibit E - Form of Assignment and Acceptance

                                    Schedules

                    Schedule 1 - Commitments
                    Schedule 1A - Rollover LC's
                    Schedule 7.3 - Title to Properties; Leases
                    Schedule 7.7 - Litigation
                    Schedule 7.17 - Environmental Compliance
                    Schedule 7.18 - Subsidiaries
                    Schedule 7.19 - Bank Accounts
                    Schedule 9.1 - Permitted Indebtedness
                    Schedule 9.2 - Permitted Liens
                    Schedule 9.3 - Permitted Investments
                    Schedule 9.13 - Transactions with Affiliates

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of the 16/th/ day of August, 2002, by and among REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company having its principal place of business at 3770 Embassy Parkway, Akron, Ohio 44333 (the "Borrower"), BLUE BAR, L.P., a Delaware limited partnership (the "Parent"), BLUE STEEL CAPITAL CORP., a Delaware corporation, and N&T RAILWAY COMPANY LLC, a Delaware limited liability company (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), FLEET CAPITAL CORPORATION ("Fleet"), BANK OF AMERICA, N.A. ("BofA"), JP MORGAN CHASE BANK ("Chase"), FOOTHILL CAPITAL CORPORATION ("Foothill"), GE CAPITAL CFE, INC. ("GE") and the other lending institutions from time to time listed on Schedule 1 hereto (the "Lenders"), FLEET as Administrative Agent for itself and the Lenders (as such, the "Administrative Agent"), and Fleet, BofA, Chase, Foothill and GE as Co-Agents for the Lenders (collectively, the "Co-Agents").

     (S)1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     (S)363 Asset Purchase Agreement. The Asset Purchase Agreement dated as of June 7, 2002 (as amended as of the Effective Date), among the Borrower, RTI, RTI Holdings, RTI Capital, Bliss & Laughlin and Nimishillen, together with all schedules, exhibits and annexes hereto, in the form delivered to the Administrative Agent on or prior to the Effective Date.

     (S)363 Asset Sale. The sale of assets pursuant to (S)363 of the Bankruptcy Code contemplated by the (S)363 Asset Purchase Agreement pursuant to which the Borrower purchases certain assets of RTI, RTI Holdings, RTI Capital, Bliss & Laughlin, and Nimishillen.

     Access Intercreditor Agreement. The Access Intercreditor Agreement dated as of the date hereof by and among the Borrower, certain of the Guarantors, the Administrative Agent and the Trustee.

     Accounts Receivable. All rights of the Borrower or any of the Subsidiary Guarantors to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of the Subsidiary Guarantors to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors recorded on books of account in accordance with generally accepted accounting principles. Solely for the purpose of calculating the Borrowing Base, Accounts Receivable shall not include that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions with account debtors.

     Acquisition Documents. The (S)363 Asset Purchase Agreement and all agreements, and documents required to be entered into and delivered pursuant thereto, including, without limitation, the Transition Services Agreement.

     Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to (S)8.4(d).

     Administrative Agent. See preamble.

     Administrative Agent's Office. The Administrative Agent's office located at One Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

     Administrative Agent's Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

     Affected Lender. See (S)5.11.

     Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities, provided, however that USWA shall not constitute an Affiliate.

     Agency Agreement. See (S)8.13.2(a).

     Applicable Margin. (a) Commencing with the Effective Date through the first Adjustment Date following the anniversary thereof, the Applicable Margin shall be (a) 3.00% for Eurodollar Rate Loans and (b) 1.25% for Base Rate Loans.

     (b) From and after the first Adjustment Date following the first anniversary of the Effective Date, for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the last day of the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

     ---------------------------------------------------------------------------

                                                       Base
                                                       Rate       Eurodollar
          Level               Leverage Ratio           Loans      Rate Loans
     ---------------------------------------------------------------------------
            I         Greater than or equal to
                      3.75:1.00                        1.25%         3.00%
     ---------------------------------------------------------------------------
           II         Less than 3.75:1.00 but
                      greater than or equal to         1.00%         2.75%
                      3.25:1.00
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
           III        Less than 3.25:1.00 but            0.50%          2.25%
                      greater than or equal to
                      2.75:1.00
     ---------------------------------------------------------------------------
           IV         Less than 2.75:1.00                0.25%          2.00%
     ---------------------------------------------------------------------------

     Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to (S)8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to the date such Compliance Certificate was required to be delivered through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Assignment and Acceptance. See (S)19.1.

     Availability. As of any date of determination, the lesser of (a) the Total Commitment as of such date and (b) the Borrowing Base as of such date, minus the Rate Protection Exposure as of such date.

     Availability Threshold. (a) For the fiscal year ended December 31, 2003, $55,000,000, and (b) for each fiscal year thereafter, an amount equal to $55,000,000 plus, on a cumulative basis (but without duplication), an amount equal to fifty percent (50%) of Average Excess Availability, if any, for each fiscal year subsequent to the fiscal year ended December 31, 2002.

     Average Unused Availability. For any fiscal period, the average daily Unused Availability during such fiscal period.

     Average Excess Availability. For any fiscal period, the amount, if any, by which Average Unused Availability during such fiscal period exceeds the Availability Threshold in effect for such fiscal period.

     Balance Sheet Date. December 31, 2001.

     Bankruptcy Code. Title 11, United States Code.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by Fleet National Bank at its office in Boston, Massachusetts, as its "prime rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

     Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     Bliss & Laughlin. Bliss & Laughlin, LLC, a Delaware limited liability company.

     Blocked Account. See (S)8.13.2(a).

     Blocked Account Bank. See (S)8.13.2(a).

     BofA. See preamble.

     Borrower. See preamble.

     Borrowing Base. As of any date of determination, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report which is equal to:

     (a) 85% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

     (b) the sum of (i) 60% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory and (ii) the Special Inventory Advance; provided, that in no event shall the amount of the Borrowing Base allocable to Eligible Inventory exceed $135,000,000 at any time; plus

     (c) the Eligible Fixed Asset Component, to the extent that the Administrative Agent, for the benefit of the Lenders, has a first priority perfected security interest, in the Canton Cast-Roll Facility and the related Real Estate located in Canton, Ohio;

     provided however, the Administrative Agent reserves the right to change, upon five (5) Business Days notice to and consultation with the Borrower but without its consent, eligibility criteria contained in the definitions of Eligible Accounts Receivable, Eligible Finished Goods Inventory, Eligible Raw Materials and Eligible Work-in-Process (other than any changes to items (vi), (viii)-(x), (xii) and (xiii) of the definition of Eligible Accounts Receivable, and the time periods set forth in each of items (iii)(A)-(C) of the definition of Eligible Finished Goods Inventory, items (a)(ii)-(iv) of the definition of Eligible Raw Materials and items (a)(ii)-(iv) of the definition of Eligible Work-in-Process) and to change and/or establish reserves (such reserves to be standard and customary for facilities of this nature) taken in respect of Eligible Inventory and Eligible Accounts Receivable from time to time based upon the results of any commercial finance examination conducted pursuant to
(S)8.9.2, any appraisals or other sources of information which demonstrate in the Administrative Agent's reasonable judgment based on due inquiry a change in the collectability of Accounts Receivable and/or the marketability of inventory and/or other market changes affecting the value of accounts or inventory comprising the Borrowing Base.

     Borrowing Base Report. A Borrowing Base Report signed by the treasurer or other authorized financial officer of the Borrower and the Subsidiary Guarantors and in substantially the form of Exhibit A hereto.

     Business Day. Any day on which lending institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Blocked Account. (S)8.13.1.

     Canadian Asset Purchase. The acquisition by the Borrower and/or any of its Subsidiaries of certain assets of Canadian Drawn, as contemplated by the Canadian Drawn Asset Purchase Agreement.

     Canadian Dollars or C$. Dollars designated as lawful currency in Canada.

     Canadian Drawn. Canadian Drawn Steel Company Inc., a Canadian corporation.

     Canadian Drawn Asset Purchase Agreement. The Asset Purchase Agreement to be entered into by the Borrower and/or any of its Subsidiaries and Canadian Drawn, together with all schedules, exhibits and annexes thereto, such Asset Purchase Agreement to be substantially in the form delivered to the Administrative Agent on or prior to the Effective Date.

     Canadian Lockbox. (S)8.13.1.

     Canadian Subsidiary. Any Subsidiary of the Borrower organized under the laws of Canada.

     Canton Cast-Roll Facility. The cast-roll facility and related assets of the Borrower located in Canton, Ohio at the premises described in Exhibit A to the Mortgage, including, without limitation, all equipment, fixtures, goods and other fixture and personal property located from time to time at such premises and related property.

     Capital Assets. Fixed assets (such as land, buildings, fixtures, machinery and equipment) and intangible assets (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (a) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease; provided, however, that Capital Expenditures for the Borrower and its Subsidiaries shall not include expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and its Subsidiaries within 180 days of receipt of such proceeds.

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Cash Budget. See (S)7.4.3.

     CERCLA. See (S)7.17.

     Change of Control. At any time, the occurrence of one or more of the following events: (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Borrower and its Subsidiaries, taken as a whole, to a person other than the Permitted Holders; or
(b) following an IPO, (i) the acquisition by any person or group (within the meaning of Section 13(d) (3) or Section 14(d) (2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b) (1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the capital stock or membership interests of the Borrower and (ii) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or similar governing body of the Borrower; or (c) (i) prior to the completion of an initial public offering of the Borrower's equity interests in accordance with a registration statement on Form S-1 filed with the Security and Exchange Commission (the "IPO"), the Permitted Holders shall collectively own, beneficially, directly or indirectly less then 35% of the total voting and economic interest of the capital stock or membership interests of the Borrower, and (ii) following an IPO, the Permitted Holders shall collectively own, beneficially, directly or indirectly less than 20% of the total voting and economic interest of the capital stock or membership interests of the Borrower, or (d) (i) prior to an IPO, the Permitted Holders shall not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors or similar governing body of the Borrower, or (ii) following an IPO, during any period of twenty four (24) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors or similar governing body of the Borrower.

     Chase. See preamble.

     Co-Agents. See preamble.

     Code. The Internal Revenue Code of 1986, as amended from time to time.

     Collateral. All accounts, inventory, instruments, documents and intellectual property of the Borrower and each of the Subsidiary Guarantors (other than the Parent) (including, without limitation, patents, copyrights, trademarks, franchises and goodwill), in each case as provided in the Security Documents; the Canton Cast-Roll Facility; the outstanding stock or other equity interests of the Borrower and the Subsidiary Guarantors; and all general intangibles related to the foregoing and all other properties, rights and assets of the Borrower or any Subsidiary Guarantor that are subject to the security interests and mortgages created by the Security Documents, including without limitation, deposit accounts and short term investments as described in the Security Documents; and all proceeds and products of the foregoing.

     Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as such percentages may be adjusted for assignments from time to time.

     Compliance Certificate. See (S)8.4(d).

     Concentration Account. Loan Administration Account #9401743041 maintained by Fleet National Bank.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or Consolidated EBITDA. With respect to the Borrower and its Subsidiaries for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus, without duplication and to the extent deducted from the calculation of Consolidated Net Income for such period (a) payment or provision for any income and other taxes based on income for such period, (b) interest expense for such period, (c) depreciation and amortization for such period, (d) losses from the sale of non-operating assets permitted under the Credit Agreement, for such period, (e) solely during the period commencing on the Effective Date through December 31, 2003, the aggregate amount of shutdown expenses, employee severance costs and other non-recurring restructuring costs paid or incurred during such period, and (f) the aggregate amount of Noteholder Payments for such period, minus without duplication and to the extent included in the calculation of Consolidated Net Income for such period, gains from the sale of non-operating assets permitted under the Credit Agreement, in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

     Consolidated Net Income. With respect to the Borrower and its Subsidiaries for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges, including, without limitation, minority interest, determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss (subtracting, in the case of income and adding, in the case of loss), provided that there shall be no elimination of losses or one-time provisions to the extent the same shall result in cash expenditures in such period or relate to anticipated cash expenditures in a future period.

     Consolidated Operating Cash Flow. With respect to the Borrower and its Subsidiaries for any Reference Period, an amount equal to (a) Consolidated EBITDA for such Reference Period, minus (b) the sum of (i) cash payments for all income and other taxes based on income paid during such Reference Period, plus (ii) Permitted Tax Distributions paid in cash during such Reference Period, plus (iii) Capital Expenditures made during such Reference Period.

     Consolidated Total Funded Indebtedness. With respect to the Borrower and its Subsidiaries for any period, the sum, without duplication of the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (a) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (b) the deferred purchase price of assets (other than trade payable incurred in the ordinary course of business), and (c) in respect of any Capitalized Leases or any synthetic leases (as such term is defined in clause (vi) of the definition of Indebtedness).

     Continuing Directors. With respect to any period of twenty four (24) consecutive calendar months, any member of the board of directors or similar governing body of the Borrower who (a) was a member of such governing body on the first day of such period or (b) was nominated for election or elected to such governing body with the approval of a majority of the Continuing Directors who were members of such governing body at the time of such nomination or election.

     Contributed Amounts. Collectively, (a) $2,000,000 in the aggregate to pay management fees for management of the RTI estate assets, (b) $2,700,000 in the aggregate in respect of severance and retention benefits for RTI management previously approved by the Court, and (c) $5,000,000 in the aggregate in respect of payments to be made to the Existing Noteholders (the "Noteholder Payments"), in each case contributed to RTI by the Lenders.

     Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with (S)2.7.

     Court. See (S)11.19.

     Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, all as amended and in effect from time to time.

     Debt Service Coverage Ratio. As at any date of determination, the ratio of Consolidated Operating Cash Flow for the Reference Period ending on, or most recently ended prior to, such date, to Total Debt Service for such Reference Period.

     Default. See (S)13.1.

     Delinquent Lender. See (S)15.5.3.

     DIP Facility. The Debtor-in-Possession Revolving Credit Agreement dated as of April 3, 2001, as amended, among RTI, RTI Holdings, RTI Capital, Nimishillen and Bliss & Laughlin, the DIP Lenders and Fleet Capital Corporation, as administrative agent for the DIP Lenders, as in effect on the Effective Date.

     Distribution. With respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, membership interests or other equity interests of such Person, other than dividends payable solely in shares of common equity interests of such Person; the purchase, redemption, or other retirement of, any shares of any class of capital stock, membership interests or other equity interests of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock, membership interests or other equity interests of such Person.

     Dollar Equivalent. With respect to an amount of Canadian Dollars on any date, the amount of Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate; with respect to an amount of Dollars on any date, such amount in Dollars.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Domestic Security Agreement. The Security Agreement dated as of the date hereof and as amended and in effect from time to time, among the Borrower, the Subsidiary Guarantors other than RT Canada and the Administrative Agent.

     Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7.

     Effective Date. The first date on which all of the conditions set forth in
(S)11 and (S)12 have been satisfied or waived in writing by each of the Lenders and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

     Eligible Accounts Receivable. On any date, the Dollar Equivalent of the aggregate of the unpaid portions of Accounts Receivable (net of any credits, setoffs, deductions, discounts, counterclaims, rebates, offsets, holdbacks, contras or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) as to which the Borrower has furnished reasonably detailed information to the Lenders in a Borrowing Base Report (i) that the Borrower reasonably and in good faith determines to be collectible;
(ii) that are with account debtors that (A) are not factors or Affiliates of the Borrower, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Administrative Agent's reasonable judgment, creditworthy (in the event the Administrative Agent determines that any account debtor is not creditworthy, the Administrative Agent shall endeavor to notify the Borrower as to such account debtor); (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute, or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Administrative Agent has a valid and perfected first priority security interest; (vi) that are neither more than sixty (60) days past due under the original terms of the sale nor outstanding more than ninety
(90) days past the invoice date therefor; (vii) that are not due from an account debtor located in Minnesota unless the Borrower (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor if more than fifty percent (50%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (ix) that are payable in Dollars or Canadian Dollars; (x) that are not due from the United States of America or any department, agency or instrumentality thereof, except for those Accounts Receivable for which the Borrower or its Subsidiaries has complied with the Federal Assignment of Claims Act; (xi) that are not with account debtors whose obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approval or consignment sales; (xii) that are not due from any single account debtor to the extent that after giving effect to the inclusion of such Accounts Receivable (or a portion thereof) in the Borrowing Base more than twenty percent (20%) of the Eligible Accounts Receivable included in the Borrowing Base are owed by such account debtor (absent the prior approval of the Supermajority Lenders in accordance with ss.26) and (xiii) that are not payable from an office outside of the United States or Canada unless such account debtor has provided to the Borrower an irrevocable letter of credit from a financial institution reasonably satisfactory to the Administrative Agent to secure such account debtor's obligations to the Borrower (but only to the extent of the amount of such letter of credit and such letter of credit is immediately assigned to, and delivered into the possession of, the Administrative Agent).

     Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld. Notwithstanding the foregoing, no competitor of the Borrower or any financial institution having a material equity interest in any competitor of the Borrower shall constitute an Eligible Assignee.

     Eligible Finished Goods Inventory. On any date, with respect to the Borrower and the Subsidiary Guarantors, the Dollar Equivalent of the gross book value, determined in accordance with the first-in, first-out method of inventory accounting, as reflected on the Borrower's or a Subsidiary Guarantor's books in accordance with generally accepted accounting principles consistently applied, of finished goods inventory owned by the Borrower or the Subsidiary Guarantors and as to which the Borrower has furnished reasonably detailed information to the Lenders in a Borrowing Base Report; provided that Eligible Inventory shall not include any inventory (i) held on consignment by the Borrower or one of the Subsidiary Guarantors, or not otherwise owned by the Borrower or the Subsidiary Guarantors, or of a type no longer sold by the Borrower or the Subsidiary Guarantors, (ii) which has been returned by a customer and is not in saleable condition or is damaged or subject to any legal encumbrance, (iii) which is not located on property owned by the Borrower or one of the Subsidiary Guarantors unless such inventory is (A) held by the Borrower or a Subsidiary Guarantor on properties leased by the Borrower or such Subsidiary Guarantor as to which the Administrative Agent has received a waiver from the lessor of such property in form and substance satisfactory to the Administrative Agent, unless the relevant date of determination is on or prior to thirty (30) days after the Effective Date, (B) not in the possession of the Borrower or the Subsidiary Guarantors and is not in transit and (x) the Administrative Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Administrative Agent, (y) the Administrative Agent has reduced the value of such inventory by reserves reasonably deemed adequate by the Administrative Agent, and in any event in an amount equal to all obligations of the Borrower and its Subsidiaries to the party in possession or (z) the relevant date of determination is prior to thirty (30) days after the Effective Date or (C) in transit from one location in which the Administrative Agent had a perfected security interest in such inventory to a second location where the Administrative Agent has taken all steps necessary to obtain a perfected security interest in inventory at such location, and has been in transit for a period of less than ten (10) days, (iv) as to which the Administrative Agent does not have a valid and perfected first priority security interest, (v) which is not located within the United States of America or Canada, (vi) which the Administrative Agent reasonably deems to be obsolete or not marketable, (vii) which constitutes supplies or spare parts of the Borrower or its Subsidiaries, or (viii) which constitutes, railroad inventory or conversion inventory, in each case as such is reflected on the Borrower's books. Finished goods inventory immediately loses the status of Eligible Finished Goods Inventory if and when the Borrower or one of the Subsidiary Guarantors sells it, otherwise passes title thereto, or consumes it or the Administrative Agent releases or transfers its security interest therein, or if and when an Eligible Account Receivable arises by virtue of constituting proceeds of such inventory. Notwithstanding the foregoing, but without duplication, Eligible Finished Goods Inventory shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Finished Goods Inventory other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

     Eligible Fixed Asset Component. With respect to any period, the amount set forth below opposite such period, provided, however that (a) the Eligible Fixed Asset Component may be permanently reduced as provided in (S)3.2(b) of the Credit Agreement or otherwise pursuant to the terms of the Credit Agreement, and
(b) the Eligible Fixed Asset Component may be permanently reduced during one of the periods set forth below by such amounts as are provided in (S)(S)2.10 and 3.2(b) of the Credit Agreement, in which case the amount set forth below opposite such period and each other amount set forth below opposite each subsequent period shall be reduced by an amount equal to such reduction.

     ---------------------------------------------------------------------------
     Period:                                     Eligible Fixed Asset Component:
     ------                                      ------------------------------
     ---------------------------------------------------------------------------
     Effective Date through June 30, 2003        $100,000,000
     ---------------------------------------------------------------------------
     July 1, 2003 through December 31, 2003      $ 92,000,000
     ---------------------------------------------------------------------------
     January 1, 2004 through March 31, 2004      $ 89,500,000
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     April 1, 2004 through June 30, 2004                $87,000,000
     ---------------------------------------------------------------------------
     July 1, 2004 through September 30, 2004            $84,500,000
     ---------------------------------------------------------------------------
     October 1, 2004 through December 31, 2004          $82,000,000
     ---------------------------------------------------------------------------
     January 1, 2005 through March 31, 2005             $77,000,000
     --------------------------------------------------------------------------
     April 1, 2005 through June 30, 2005                $72,000,000
     ---------------------------------------------------------------------------
     July 1, 2005 through September 30, 2005            $67,000,000
     ---------------------------------------------------------------------------
     October 1, 2005 through December 31, 2005          $62,000,000
     ---------------------------------------------------------------------------
     January 1, 2006 through March 31, 2006             $57,000,000
     ---------------------------------------------------------------------------
     April 1, 2006 through June 30, 2006                $52,000,000
     ---------------------------------------------------------------------------
     July 1, 2006 through September 30, 2006            $47,000,000
     ---------------------------------------------------------------------------
     October 1, 2006 through December 31, 2006          $42,000,000
     ---------------------------------------------------------------------------
     January 1, 2007 through March 31, 2007             $37,000,000
     ---------------------------------------------------------------------------
     April 1, 2007 through June 30, 2007                $32,000,000
     ---------------------------------------------------------------------------

Reductions of the Eligible Fixed Asset Component pursuant to this definition or otherwise are permanent; once reduced, the Eligible Fixed Asset Component may not be increased.

     Eligible Inventory. Eligible Finished Goods Inventory, Eligible Work-in-Process and Eligible Raw Materials.

     Eligible Raw Materials. On any date, an amount equal to the Dollar Equivalent of the gross book value, determined in accordance with the first-in, first-out method of inventory accounting, as reflected on the Borrower's or a Subsidiary Guarantor's books in accordance with generally accepted accounting principles consistently applied, of raw materials used to produce the Borrower's or one of the Subsidiary Guarantor's inventory, including any finished goods inventory returned by a customer or no longer sold by the Borrower or the Subsidiary Guarantors and which has been converted into Eligible Raw Materials, which is (a)(i) located on property owned by the Borrower or the Subsidiary Guarantors, (ii) held by the Borrower or a Subsidiary Guarantor on properties leased by the Borrower or the Subsidiary Guarantors as to which the Administrative Agent has received a waiver from the lessor of such property in form and substance satisfactory to the Administrative Agent, unless the relevant date of determination is on or prior to thirty (30) days after the Effective Date, (iii) not in the possession of the Borrower or the Subsidiary Guarantors and is not in transit and (X) the Administrative Agent has received a waiver from the party in possession of such raw materials in form and substance satisfactory to the Administrative Agent, (Y) the Administrative Agent has reduced the value of such raw materials by reserves reasonably deemed adequate by the Administrative Agent, and in any event in an amount equal to all obligations of the Borrower and its Subsidiaries to the party in possession or
(Z) the relevant date of determination is on prior to thirty (30) days after the Effective Date or (iv) is in transit from one location in which the Administrative Agent had a perfected security interest in such raw materials to a second location where the Administrative Agent has taken all steps necessary to obtain a perfected security interest in raw materials at such location, and has been in transit for a period of less than ten (10) days, (b) as to which the Borrower or one of the Subsidiary Guarantors has acquired title and the Administrative Agent has a valid and perfected first-priority security interest under all applicable law, and (c) as to which the Borrower has furnished reasonably detailed information to the Lenders in a Borrowing Base Report, after taking into account all charges and liens (other than those of the Administrative Agent and carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) of all kinds against such raw materials. Without limiting the generality of the foregoing, Eligible Raw Materials shall not include any raw materials covered by a document of title until the document of title has been delivered to the Administrative Agent or which the Administrative Agent reasonably deems to be obsolete or not useable raw materials. Raw material immediately loses the status of Eligible Raw Material if and when the Borrower or one of the Subsidiary Guarantors sells it, otherwise passes title thereto, consumes it, or materially changes it in the course of processing the same, or the Administrative Agent releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Raw Materials shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Raw Materials other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

     Eligible Work-in-Process. On any date, an amount equal to the Dollar Equivalent of the gross book value, as reflected on the Borrower's or a Subsidiary Guarantor's books in accordance with generally accepted accounting principles consistently applied, of usable work-in-process of the Borrower and the Subsidiary Guarantors and as to which the Borrower has furnished reasonably detailed information to the Lenders in a Borrowing Base Report in connection with the manufacture of its products in the ordinary course of its business, including any finished goods inventory returned by a customer or no longer sold by the Borrower or the Subsidiary Guarantors and which has been converted into Eligible Work-in-Process, which is (a) (i) located on property owned by the Borrower or the Subsidiary Guarantors, (ii) held by the Borrower or a Subsidiary Guarantor on properties leased by the Borrower or the Subsidiary Guarantors as to which the Administrative Agent has received a waiver from the lessor of such property in form and substance satisfactory to the Administrative Agent, unless the relevant date of determination is on or prior to thirty (30) days after the Effective Date, (iii) not in the possession of the Borrower or the Subsidiary Guarantors and is not in transit and (X) the Administrative Agent has received a waiver from the party in possession of such work-in-process in form and substance satisfactory to the Administrative Agent, (Y) the Administrative Agent has reduced the value of such work-in-process by reserves reasonably deemed adequate by the Administrative Agent, and in any event in an amount equal to all obligations of the Borrower and the Subsidiary Guarantors to the party in possession or (Z) the relevant date of determination is on or prior to thirty
(30) days after the Effective Date or (iv) is in transit from one location in which the Administrative Agent had a perfected security interest in such work-in-process to a second location where the Administrative Agent has taken all steps necessary to obtain a perfected security interest in such work-in-process at such location, and has been in transit for a period of less than ten (10) days, and (b) as to which the Borrower or one of the Subsidiary Guarantors has title and the Administrative Agent has a valid and perfected first-priority security interest. Without limiting the generality of the foregoing, Eligible Work-in-Process shall not include work-in-process which the Administrative Agent reasonably deems to be obsolete or not marketable. Work-in-process immediately loses the status of Eligible Work-in-Process if and when the Borrower or one of the Subsidiary Guarantors sells it, otherwise passes title thereto, consumes it, or the Administrative Agent releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Work-in-Process shall be reduced by the amount of any specific reserves established by the Borrower with respect to any Eligible Work-in-Process other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
(S)3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See (S)7.17(a).

     EPA. See (S)7.17.

     Equity Documents. The Agreement of Limited Partnership of the Parent dated as of July 9, 2002, the Limited Liability Company Agreement of the Borrower dated as of June 4, 2002 (and as amended and restated in connection with the consummation of the transactions contemplated hereby), and all documents delivered pursuant thereto.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.


     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum at which the Reference Lender's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See (S)13.1.

     Exchange Rate. With respect to any amount in Dollars the rate of exchange as quoted by the Bank of Canada as the noon rate of Canadian Dollars for Dollars on or about 12:00 p.m. (noon) Toronto time on the Business Day on which the determination is required to be made.

     Existing Noteholders. On the Effective Date, the holders of the 13 3/4% Senior Secured Notes of RTI issued pursuant to the indenture dated as of August 13, 1999 among RTI, RTI Capital, certain subsidiaries of RTI as guarantors and the Bank of New York (as successor to the United States Trust Company of New
York), as trustee and collateral agent.

     Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaged in any of the activities permitted by (S)4(e) of the Bank Holding Company Act of 1956(12 U.S.C. (S)1843).

     Fleet. See preamble.

     Generally Accepted Accounting Principles. (a) When used in (S)10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors. Collectively, the Parent and the Subsidiary Guarantors.

     Guaranty. The Guaranty made by the Guarantors in favor of the Lenders and the Administrative Agent pursuant to (S)6.2 hereof, pursuant to which the Guarantors guaranty to the Lenders and the Administrative Agent the payment and performance of the Obligations.

     Hazardous Substances. See (S)7.17(b).

     Hunt. Collectively, HIG-Steel Investors, L.P., a Delaware limited partnership, and HIG-Steel G.P., L.L.C., a Delaware limited liability company.

     Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

     (i)    every obligation of such Person for money borrowed,

     (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

     (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable existing on the Effective Date, or trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than ninety (90) days or which are being contested in good faith),

     (v)    every obligation of such Person under any Capitalized Lease,

     (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

     (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due (other than general intangibles related to assets disposed of in accordance with this Agreement and the other Loan Documents), (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

     (viii) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

     (ix) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

     (x) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be equal to the portion of such sale which is recourse to such Person, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, and (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

     Indenture. The indenture dated as of the date hereof among the Borrower, Blue Steel Capital Corp. and the Trustee, pursuant to which the Notes are issued to the Noteholder Trust, in the form delivered to the Co-Agents on or prior to the Effective Date.

     Intercreditor Agreements. Collectively, the Asset Intercreditor Agreement and the Pledge Intercreditor Agreement.

     Interest Payment Date. (a) As to any Base Rate Loan, the first day of the calendar month with respect to interest accrued during the immediately preceding calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Base Rate Loan; (or if such day is not a Business Day, then the next immediately following Business Day); and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) one (1) month, the last day of such Interest Period and (ii) more than one (1) month, the date that is one (1) month from the first day of such Interest Period, each one (1) month period thereafter, and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on, (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, the last day of the 1, 2, 3, or 6 month period as selected by the Borrower in a Loan Request; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of the next calendar month for any Base Rate Loan and the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request, for any Eurodollar Rate Loan; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

     (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

     (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

     (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

     (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, other equity interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property for a similar purpose to, or in respect of any guaranties of (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding, except that if such guaranty is limited in amount, the amount of such Investment shall be equal to the amount to which such guaranty is limited; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Investors. KPS and Hunt.

     IPO. See definition of Change of Control.

     Issuing Bank. Fleet or any of its affiliates.

     KPS. Collectively, Blue Steel Corporation, a Delaware corporation, KPS Special Situations Fund, L.P., a Delaware limited partnership, and KPS Supplemental Fund, L.P., a Delaware limited partnership.

     Lenders. See preamble.

     Letter of Credit. See (S)4.1.1.

     Letter of Credit Application. See (S)4.1.1.

     Letter of Credit Fee. See (S)4.6.

     Letter of Credit Participation. See (S)4.1.4.

     Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness as of the end of the Reference Period ending on, or most recently ended prior to, such date, to (b) Consolidated EBITDA for such Reference Period plus all management fees permitted to be paid or accrued pursuant to (S)9.4(d) deducted in calculating Consolidated EBITDA for such Reference Period.

     Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letters of Credit, the Intercreditor Agreements, and the Security Documents.

     Loan Request. See (S)2.6.

     Maintenance Expenses. In respect of any Person, documented third party fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters relating to such Person, franchise fees owing by such Person, property and other taxes owing by such Person and other costs and expenses reasonably incurred by such Person in connection with ownership of its property.

     Majority Lenders. As of any date, the Lenders holding at least sixty-seven percent (67%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute more than sixty-seven percent (67%) of the Total Commitment.

     Management Incentive Plan. The management incentive plan entered into by the Borrower following the Effective Date, such plan to be in form reasonably acceptable to the Administrative Agent.

     Material Adverse Effect. A material adverse effect on the consolidated assets, business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole or on the Borrower's or any Guarantor's ability to perform its material Obligations under the Loan Documents or the Lenders' and the Administrative Agent's material rights under the Loan Documents.

     Maturity Date. June 30, 2007.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries are or may become entitled to draw under issued and outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Mortgaged Property. The real estate and fixtures related to the Canton Cast-Roll Facility and subject to the Mortgage and any related properties, rights and assets subject to the Mortgage.

     Mortgage. The mortgage dated as of the date hereof, and as amended and in effect from time to time, from the Borrower to the Administrative Agent, for the benefit of the Lenders and Administrative Agent, with respect to the Mortgaged Property.

     Multiemployer Plan. Any multiemployer plan within the meaning of (S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Cash Proceeds. In connection with any sale or other disposition of assets, any issuance of equity, any incurrence of Indebtedness after the Effective Date, or any event giving rise to a receipt of casualty insurance or condemnation proceeds, the cash proceeds received from such sale, disposition, issuance, incurrence, casualty or condemnation event net of all customary and reasonable costs of sale, underwriting or brokerage costs, fees, commissions, costs, expenses, and taxes paid or payable as a result thereof (including resulting income tax distributions of the type described in (S)9.4(e)) by the Borrower or any of its Subsidiaries, including, without limitation, attorneys' fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes and deed or mortgage recording taxes, and, in the case of any sale or other disposition of assets, after the satisfaction of all Indebtedness and other obligations permitted hereby and secured by such assets or required to by paid upon the sale of such assets.

     Net Present Value of Operating Leases. The net present value (calculated at a discount rate of eight percent (8%) per annum) of the minimum future rentals due over the term of all Rental Obligations of the Borrower and its Subsidiaries.

     Net Sales. With respect to the Borrower and its Subsidiaries for any period, the "Net Sales" of the Borrower and its Subsidiaries for such period as reported in the financial statements required to be delivered by the Borrower pursuant to Section 8.4(j).

     Nimishillen. Nimishillen & Tuscarawas, LLC, a Delaware limited liability company.

     Non-Affected Lender. See (S)5.11.

     Note Documents. The Notes, the Indenture and all documents, instruments and agreements executed in connection therewith, each in the form delivered to the Co-Agents on or prior to the Effective Date.

     Noteholder Payments. See the definition of "Contributed Amounts".

     Noteholder Trust. The Republic Liquidation Trust for the benefit of the Existing Noteholders in which the Notes will be held until such time as the Borrower has caused the registration of the distribution of the Notes to the Existing Noteholders under the Securities Act of 1933, as amended.

     Notes. The 10% Senior Secured Notes, dated as of the date hereof, due 2009 issued by the Borrower and Blue Steel Capital Corp. to the Noteholder Trust in the form delivered to the Co-Agents on or prior to the Effective Date.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and/or the Administrative Agent, individually or collectively, existing as of the execution and delivery of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred (a) under this Credit Agreement, any of the other Loan Documents, or in respect of the Revolving Credit Loans made, or Reimbursement Obligations incurred, or any Revolving Credit Notes, Letter of Credit Application, Letter of Credit, Rate Protection Agreements, or other instruments at any time evidencing any thereof, or (b) in connection with cash management services provided by Fleet or Fleet National Bank.

     Operating Account. The Borrower's operating account No. #9429226302 maintained with Fleet National Bank.

     Outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

     Parent. See preamble.

     Patent Assignment. The Patent Collateral Assignment and Security Agreement dated as of the date hereof, and as amended and in effect from time to time, made by the Borrower in favor of the Administrative Agent.

     PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

     Permitted Holders. The Investors and their respective Affiliates.

     Permitted Liens. Liens, security interests and other encumbrances permitted by (S)9.2.

     Permitted Tax Distributions. See (S)9.4.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business trust, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Petty Cash Accounts. Those accounts listed and described on Schedule 7.19 as petty cash accounts.

     Pledge Agreement. The Pledge Agreement, dated as of the date hereof and as amended and in effect from time to time, made by each of the Borrower and the Parent pursuant to which the ownership interests of the Borrower and each Subsidiary Guarantor are pledged in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent.

     Pledge Intercreditor Agreement. The Pledge Intercreditor Agreement dated as of the date hereof by and among the Borrower, certain of the Guarantors, the Administrative Agent and the Trustee.

     Pro Forma Balance Sheet. See (S)7.4.1.

     Rail Mortgages. Collectively, the several Open-End Mortgages, Security Agreements, Assignments of Rents, Income and Proceeds, dated as of the date hereof, and as amended and in effect from time to time, made by N&T Railway Company LLC in favor of the Administrative Agent.

     Rate Protection Agreements. Any interest rate swap, cap, collar or similar agreement or arrangement entered into, from time to time, by the Borrower or any of its Subsidiaries which is a Guarantor and any of the Lenders or any of their respective Affiliates to protect the Borrower or such Subsidiary against fluctuations in interests rates on Indebtedness of such Borrower or such Subsidiary permitted hereunder and as to which the Lender (or Affiliates) which is a party thereto has provided notice to the Administrative Agent of such Rate Protection Agreement's existence, type, notional amount, tenor and cost to terminate.

     Rate Protection Exposure. As of any date of determination, the net cost to the Borrower or Subsidiary party thereto to terminate all Rate Protection Agreements, marked to market no less frequently than monthly, or more frequently if requested by the Administrative Agent.

     RCRA. See (S)7.17.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Revolving Credit Loan referred to in such Note.

     Reference Lender. Fleet.

     Reference Period. Any period of (a) four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on, or most recently ended prior to, the relevant date of determination, or (b) (i) for purposes of calculating the Debt Service Coverage Ratio, until four (4) full fiscal quarters of the Borrower have elapsed since January 1, 2004, such shorter period of one (1), two (2) or three (3) full fiscal quarters, as the case may be, ending on, or most recently ended prior to, the relevant date of determination, (ii) for purposes of calculating Net Sales, until four (4) full fiscal quarters of the Borrower have elapsed since January 1, 2003, such shorter period of one (1), two (2) or three
(3) full fiscal quarters, as the case may be, ending on, or most recently ended prior to, the relevant date of determination, and (iii) for purposes of calculating Consolidated EBITDA for purposes of calculating the Leverage Ratio, until four (4) full fiscal quarters of the Borrower have elapsed after June 30, 2003, such shorter period of one (1), two (2) or three (3) full fiscal quarters elapsed on, or most recently ended prior to the relevant date of determination, with the relevant amount applicable to such shorter period annualized for the period of four (4) consecutive fiscal quarters for which the Leverage Ratio is being performed by multiplying such relevant amount by a fraction whose numerator is four (4) and whose denominator is such actual number of elapsed fiscal quarters.

     Register. See (S)19.3.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in (S)5.2.

     Rental Obligations. All present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due within thirty (30) days of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases or any synthetic leases referred to in clause (vi) of the definition of the term "Indebtedness".

     Restricted Payment. As to the Borrower and its Subsidiaries, (a) any Distribution, (b) any payment or prepayment by the Borrower or its Subsidiaries to the Parent or to any Affiliate of the Borrower or the Parent (other than a payment to a Subsidiary of the Borrower which is a Guarantor or the Borrower) or
(c) any payment in respect of any Indebtedness which is subordinated in right of payment by its terms to the repayment of the applicable Obligations.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to (S)2.

     Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

     Revolving Credit Notes. See (S)2.4.

     Rollover LC's. Collectively, the letters of credit (including all extensions and renewals thereof) issued by Fleet National Bank, as issuing bank, under the DIP Facility and outstanding on the Effective Date and set forth on
Schedule 1A hereto.

     RTI Capital. RTI Capital Corp., a Delaware corporation.

     RTI. Republic Technologies International, LLC, a Delaware limited liability company.

     RTI Holdings. Republic Technologies International Holdings, LLC, a Delaware limited liability company.

     Sale Order. See (S)11.19.

     SARA. See (S)7.17.

     Security Agreements. The Domestic Security Agreement and the Canadian Security Agreement.

     Security Documents. The Security Agreements, the Pledge Agreement, the Patent Assignment, the Trademark Assignment, the Mortgage, the Rail Mortgages and the Agency Agreements.

     Settlement. The making of, or receiving of, payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request and including any Revolving Credit Loans made pursuant to (S)2.6.2) to be equal to each Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request and including any Revolving Credit Loans made pursuant to
(S)2.6.2), where, prior to such event or action, the actual share is not so equal (other than where the failure to be equal results from the failure of a Delinquent Lender to make a Revolving Credit Loan).

     Settlement Amount. See (S)2.8.3.1.

     Settling Lender. See (S)2.8.3.1.

     Settling Date. A Settling Date shall occur upon any one or more of the following: (a) the Drawdown Date of any Loan Request, (b) the last Business Day of each calendar week, (c) any date on which the outstanding principal amount of Revolving Credit Loans made pursuant to (S)2.6.2 exceeds $15,000,000 and (d) more frequently, if the Administrative Agent so designates to the Lenders from time to time.

     Special Inventory Advance. During the period commencing on the Effective Date through June 30, 2003, 10%; and thereafter, 0%, in each case, of the lower of cost or market value of Eligible Inventory, up to a maximum amount of $22,000,000 at any time.

     Specified Non-Consenting Lender. A Lender that shall have refused to approve or consent to a waiver, consent or amendment hereunder or under the Loan Documents which waiver, consent or amendment is, pursuant to (S)26, approved by the Majority Lenders or such greater number of Lenders as are required to cause such waiver, consent or amendment to be effective.

     Subsidiary. Any corporation, association, trust, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Subsidiary Guarantors. See preamble.

     Successor Labor Agreement. The collective bargaining agreement, dated on or about April 24, 2002, between the Borrower and the United Steel Workers of America.

     Supermajority Lenders. As of any date, the Lenders holding at least eighty-five percent (85%) of the outstanding principal amount of the Revolving Credit Notes on such date (which must in any event include at least three (3) of the Co-Agents); and if no such principal is outstanding, the Lenders whose aggregate Commitments constitutes at least eighty-five percent (85%) of the Total Commitment.

     Survey. An instrument survey of the Mortgaged Property dated as of a date subsequent to July 8, 2002 which shall show the location of all buildings, structures, easements and utility lines on the Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

     Surveyor Certificate. In relation to the Mortgaged Property, a certificate executed by the surveyor who prepared the Survey dated as of a recent date and containing such information relating to the Mortgaged Property as the Co-Agents or the Title Insurance Company may require, such certificate to be satisfactory to the Co-Agents in form and substance.

     Sweep Deadline. The date sixty (60) days after the Effective Date.

     Swept Accounts. Those depository accounts from which all funds and cash proceeds are transferred to the Administrative Agent pursuant to (S)(S)3.4 and
8.13 and the Agency Agreements applicable thereto and any future such accounts that may be established in accordance with this Credit Agreement.

     Swept Lockboxes. Those lockboxes from which all funds are transferred to the Swept Accounts pursuant to (S)8.13.1 and the lockbox agreements pursuant thereto and any future such lockboxes that may be established in accordance with this Credit Agreement.

     Title Insurance Company. Chicago Title Insurance Company.

     Title Policy. In relation to the Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of the Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by the Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by the Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) doing business endorsement, (vi) last-dollar endorsement and (vii) ALTA form 3.1 zoning endorsement.

     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time, up to an aggregate principal amount outstanding not to exceed $336,000,000 on the Effective Date through June 30, 2003, and thereafter automatically reducing by $5,000,000 on the first day of each fiscal quarter commencing with the fiscal quarter commencing July 1, 2003 until such time as the Total Commitment is reduced to $275,000,000, as the same may be reduced from time to time at the option of the Borrower; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Total Debt Service. With respect to the Borrower and its Subsidiaries for any Reference Period, the sum of (a) cash interest expense for such Reference Period, plus (b) all scheduled principal payments for such Reference Period, (exclusive of all amortization of the Eligible Fixed Asset Component and the Special Inventory Advance during such period).

     Trademark Assignment. The Trademark Collateral Assignment Agreement dated as of the date hereof, and as amended and in effect from time to time, made by the Borrower in favor of the Administrative Agent.

     Transition Services Agreement. The Transition Services Agreement dated as of the date hereof, between RTI, Canadian Drawn and the Borrower.

     Trustee. LaSalle Bank National Association, as trustee under the Indenture.

     Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in and in accordance with (S)4.2.

     Unrestricted Cash. Cash of the Borrower and its Subsidiaries in Blocked Accounts and Canadian Blocked Accounts and investments of the type described in
(S)9.3(a), (b), (c) and (i) in which the Administrative Agent, for the benefit of the Lenders and the Administrative Agent has a security interest.

     Unused Availability. As of any date of determination, the amount by which Availability as of such date exceeds the sum of the outstanding amount of Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations as of such date.

     USWA. United Steelworkers of America.

     Voting Stock. Stock, membership interests or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote under ordinary circumstances for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, limited liability company, trust or other business entity involved irrespective of whether any other stock, membership interests or similar interests have the right to vote by reason of the happening of a contingency.

     Waived Amounts. Collectively, (a) the default interest accrued under the DIP Facility during the period commencing on November 30, 2001 through the Effective Date in an aggregate amount equal to $3,866,700, (b) the March Amendment Fee (as defined in the DIP Facility) in an aggregate amount equal to $987,500, (c) the structuring fee referred to in Section 5.1.5 of the DIP Facility in an aggregate amount equal to $265,625, and (d) the Forbearance Fee (as defined in the Forbearance and Amendment Number Two, dated as of November 30, 2001, among RTI, Fleet Capital Corporation, as administrative agent for the Lenders party to the DIP Facility, the Lenders party to the DIP Facility and the other parties thereto) in an aggregate amount equal to $225,000.

     1.2. Rules of Interpretation.

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f)   The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

     (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

     (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

     (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

     (S)2. THE REVOLVING CREDIT FACILITY.

     2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally (and not jointly) agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Availability. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)11 and (S)12, in the case of the initial Revolving Credit Loans, and
(S)12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one half of one percent (1/2%) per annum on the average daily amount during each calendar month or portion thereof from the Effective Date to the Maturity Date, by which the Total Commitment minus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (excluding any Revolving Credit Loans made pursuant to (S)2.6.2) during such period or calendar month. The commitment fee shall be payable monthly in arrears on the first Business Day of each calendar month for the immediately preceding calendar month commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. Reduction of Total Commitment. The Borrower shall have the right at any time with respect to any unused portion of the Total Commitment and at the end of the applicable Interest Period with respect to Eurodollar Rate Loans, and from time to time upon three (3) Business Days' prior written notice to the Administrative Agent to reduce by $10,000,000 or an integral multiple of $5,000,000 in excess thereof the Total Commitment or terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto, as applicable (each a "Revolving Credit Note"), dated as of the Effective Date (or other such date on which a Lender may become a party hereto in accordance with (S)19 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note, including, without limitation, its obligations to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. Interest on Revolving Credit Loans. Except as otherwise provided in (S)5.10,

     (a) Each Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate plus the Applicable Margin.

     (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

     (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6. Requests for Revolving Credit Loans.

           2.6.1. General. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan and (iv) the Interest Period for such Revolving Credit Loan if a Eurodollar Rate Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request for Eurodollar Rate Loans shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and no more than five (5) Eurodollar Rate Loans' Interest Periods may run concurrently at any time during the term of this Credit Agreement.

           2.6.2. Swing Line. Notwithstanding the notice and minimum amount requirements set forth in (S)2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts borrowed under this (S)2.6.2) at any one time equal to $15,000,000 (i) by entry of credits to the Borrower's Operating Account to cover checks or other charges which the Borrower has drawn or made against such account or (ii) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions (other than any notice and minimum amount requirements) of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in (S)2.1 and the requirements that the applicable provisions of (S)11 (in the case of Revolving Credit Loans made on the Effective Date) and (S)12 be satisfied. All actions taken by the

     Administrative Agent pursuant to the provisions of this (S)2.6.2 shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this (S)2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of this Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent. The Lenders shall pay the Administrative Agent their pro rata share of Revolving Credit Loans made pursuant to this (S)2.6.2 pursuant to the settlement provisions of (S)2.8.3.

     2.7. Conversion Options.

           2.7.1. Conversion to Different Type of Revolving Credit Loan. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one
     (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Revolving Credit Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

           2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
     (S)2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this
     (S)2.7 is scheduled to occur.

                  2.7.3. Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         2.8.  Funds for Revolving Credit Loan.

                  2.8.1. Funding Procedures. Not later than 12:00 Noon (Boston time) on the proposed Drawdown Date (other than the date on which any Revolving Credit Loan is converted or continued in accordance with
         (S)2.7) of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from the Lenders of such amounts, and upon receipt of the documents required by (S)(S)11 and 12 on the Effective Date and thereafter required by (S)12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any such Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such Lender's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date (other than the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7), assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative

     Agent by such Lender within three (3) Business Days following such Settling Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

          2.8.3. Settlements.

                 2.8.3.1. General. On each Settling Date, the Administrative Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Lenders and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent pursuant to (S)2.6.2 from the immediately preceding Settling Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to (S)2.6.1(b)) on such date pursuant to a Loan Request and (ii) to the Lenders of the amount (a "Settlement Amount") that each Lender (a "Settling Lender") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this (S)2.8.3 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settling Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this (S)2.8.3 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this (S)2.8.3 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that a Settling Lender is prevented from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                 2.8.3.2. Failure to Make Funds Available. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settling Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settling Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settling Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the

            Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times
            (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settling Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this (S)2.8.3.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settling Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settling Date.

                 2.8.3.3. No Effect on Other Lenders. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settling Date the amount of such Settling Lender's Settlement Amount shall not (i) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (ii) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

     2.9. Change in Borrowing Base. The Borrowing Base shall be determined daily by the Administrative Agent (with reserves adjusted monthly, or at more frequent intervals as determined by the Administrative Agent) by reference to the Borrowing Base Report.

     2.10. Reductions in Eligible Fixed Asset Component. With respect to each fiscal year of the Borrower ending on or after December 31, 2003, the Eligible Fixed Asset Component shall be reduced by an aggregate amount equal to fifty percent (50%) of the Average Excess Availability for such fiscal year, such reduction to be made on the ninetieth (90/th/) day after the end of such fiscal year, provided, however, that no such reduction shall be required if either (i) Average Unused Availability for the last fiscal quarter of such fiscal year is less than the Availability Threshold for such fiscal year, or (ii) for any fiscal year ending on or after December 31, 2004, Average Unused Availability for the fiscal month of December of such fiscal year is less than $55,000,000 after giving effect to the reduction in respect of such fiscal year that would otherwise be required to be made, and provided, further, that the reduction shall not exceed $5,000,000 for the fiscal year ending December 31, 2003 and $10,000,000 for any fiscal year thereafter.

     (S)3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

     3.1. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

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                                      -35-

     3.2. Mandatory Repayments of Revolving Credit Loans.

     (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Availability (due to a reduction in the Total Commitment or otherwise), then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders. Any amounts paid to the Administrative Agent for the respective accounts of the Lenders under this (S)3.2(a) shall be applied, first, to any Unpaid Reimbursement Obligations; second, in the absence of instruction by the Borrower, to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by (S)4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     (b)   The Borrower hereby agrees that:

           (i) if the Borrower or any of its Subsidiaries shall sell the Canton Cast-Roll Facility or any substantial portion thereof, (A) the Eligible Fixed Asset Component shall be reduced immediately to $0, and (B) the Borrower shall immediately apply an amount equal to the Net Cash Proceeds of such sale of the Canton Cast-Roll Facility to the Unpaid Reimbursement Obligations, Revolving Credit Loans and Reimbursement Obligations in the order provided for in (S)3.2(a); and

          (ii) if the Borrower or any of its Subsidiaries shall receive insurance proceeds related to the Canton Cast-Roll Facility or receive awards for takings or condemnation of any of the Collateral and, (A) if the Borrower notifies the Administrative Agent on or before the receipt of such awards or proceeds of its intention to reinvest the Net Cash Proceeds of such awards or proceeds, such Net Cash Proceeds shall be immediately delivered to the Administrative Agent to be held as cash collateral for the Obligations until the earlier to occur of (x) the disbursement of such Net Cash Proceeds by the Administrative Agent, upon terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Borrower to the repair or replacement of such Collateral and (y) the termination of the 180 day period following receipt of such proceeds, upon which date (1) the Borrower shall repay the Revolving Credit Loans in an aggregate amount equal to the remaining unreinvested amount of Net Cash Proceeds of such proceeds or awards or, in the case of proceeds or awards related to the Canton Cast-Roll Facility and not applied to repair or replace the same as provided in clause (x) above, to repay the Revolving Credit Loans in an amount equal to such Net Cash Proceeds, and (2) the Eligible Fixed Asset Component shall be reduced by the same percentage as the percentage reduction in appraised value of the Canton Roll Facility as a consequence of the event or events giving rise to such proceeds or awards if the Canton Cast Roll Facility remains in operable condition or, if the Canton Cast-Roll Facility has suffered a material loss such that it is no longer operational, the Eligible Fixed Asset Component shall be immediately reduced to $0, and (B) if the Borrower does not notify the Administrative Agent on or before the receipt of such awards or proceeds of its intention to reinvest the Net Cash Proceeds of such awards or proceeds, the Borrower shall repay the Revolving Credit Loans in an aggregate amount equal to the Net Cash Proceeds of such proceeds or awards immediately upon the receipt of such Net Cash Proceeds and, if the Canton Cast-Roll Facility has suffered a material loss, the Eligible Fixed Asset Component shall be immediately reduced to $0.

           (iii) if the Borrower or any of its Subsidiaries shall sell or issue any shares of its stock, options or warrants for the purchase of its stock or any other equity interests or sell or issue any debt other than debt permitted pursuant to (S)9.1, the Net Cash Proceeds of such sale or issuance shall be applied to the Unpaid Reimbursement Obligations, Revolving Credit Loans and Reimbursement Obligations in the order provided for in (S)3.2(a).

     3.3. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this (S)3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 11:00 a.m., Boston time, on the day of the proposed repayment prior written notice of any proposed prepayment pursuant to this (S)3.3 of Base Rate Loans, and three (3) Eurodollar Business Days' notice of any proposed prepayment pursuant to this (S)3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     3.4. Automatic Repayments of Revolving Credit Loans Prior to Event of Default.

           3.4.1. Credit for Funds Transferred from Swept Accounts. Prior to the occurrence of a continuing Event of Default as to which the account officers of the Administrative Agent active upon the Borrower's account have actual knowledge, (i) all funds and cash proceeds in the form of a wire transfer transferred to the Administrative Agent from the Swept Accounts as contemplated by (S)8.13.2(c) shall be credited on the same Business Day as the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that good collected funds have been received), and applied as contemplated by
     (S)3.4.2, and (ii) all funds and cash proceeds in the form of an automated clearing house transfer transferred to the Administrative Agent from the Swept Accounts as contemplated by (S)8.13.2(c) shall be credited, on the next Business Day following the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that good collected funds have been received), and applied as contemplated by (S)3.4.2. For purposes of the foregoing provisions of this (S)3.4, the Administrative Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Administrative Agent before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credits or credits in respect of wire or automatic clearing house funds transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

          3.4.2. Application of Automatic Payments Prior to Event of Default.

               (a) Prior to the occurrence of a continuing Event of Default of which the account officers of the Administrative Agent active on the Borrower's account have knowledge, all funds transferred to the Administrative Agent for application against the Obligations and for which the Borrower has received credits shall be applied to the Obligations as follows:

                    (i) first, to pay amounts then due and payable under this Credit Agreement, the Revolving Credit Notes and the other Loan Documents;

                    (ii) second, to reduce Revolving Credit Loans made by the Administrative Agent pursuant to (S)2.6.2 and for which Settlement has not then been made;

                    (iii) third, to reduce Revolving Credit Loans made by the Administrative Agent pursuant to (S)2.8.2 and for which Settlement has not then been made;

                    (iv) fourth, to reduce other Revolving Credit Loans which are Base Rate Loans;

                    (v) fifth, to reduce Revolving Credit Loans which are Eurodollar Rate Loans, subject to subsection (b) below; and

                    (vi)   sixth, except as otherwise required by (S)4.2(b) and
               (c), to the Concentration Account.

               (b) All prepayments of Eurodollar Rate Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with
          (S)5.9. So long as no Default or Event of Default has occurred and is continuing, the Borrower may elect to avoid such breakage costs by directing the Administrative Agent to hold such funds transferred to it in an amount sufficient to cash collateralize such Eurodollar Rate Loans, but in no event shall the Borrower be deemed to have repaid such Eurodollar Rate Loans until such cash has been paid to the Administrative Agent for application to such Eurodollar Rate Loans. The Administrative Agent may elect to cause such cash collateral to be deposited into

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                                      -38-

                  either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Administrative Agent and in form and substance satisfactory to the Administrative Agent or (ii) the Borrower's Operating Account with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Administrative Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Administrative Agent may reasonably request.

                         (c) All repayments of the Revolving Credit Loans pursuant to this (S)3.4.2 shall be allocated among the Lenders making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all repayments of the Revolving Credit Loans shall be applied in accordance with this (S)3.4.2, first to outstanding Revolving Credit Loans of the Administrative Agent.

         3.5. Automatic Repayments of Revolving Credit Loans After Event of Default. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Administrative Agent active on the Borrower's account have knowledge, all funds transferred to the Administrative Agent from the Swept Accounts for which the Borrower has received credits shall be applied to the Obligations in accordance with (S)13.4.

         (S)4.  LETTERS OF CREDIT.

         4.1.   Letter of Credit Commitments.

                  4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank, on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in (S)4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount shall not exceed $50,000,000 at any one time and
         (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
         (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Availability.

                  4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit

         Agreement, or shall impose any additional or more onerous obligations, conditions or requirements on the Borrower or any of its Subsidiaries, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern and such additional or more onerous provisions shall be of no force and effect.

               4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is ten (10) days (or, if the beneficiary is located outside of the United States of America or the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended, maintained or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

               4.1.4. Reimbursement Obligations of Lenders. Each Lender and the Borrower hereby acknowledge that each Letter of Credit issued or maintained by the Issuing Bank pursuant to this Credit Agreement is issued or maintained by the Issuing Bank on behalf of the Lenders. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to (S)4.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

               4.1.5. Participation of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under
         (S)4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to (S)4.2.

         4.2. Reimbursement Obligation of the Borrower. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

         (a) except as otherwise expressly provided in (S)4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes incurred by the Issuing Bank or any Lender in connection with any payment made by the Issuing Bank or any Lender, under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to 105% of such difference, which

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                                      -40-

amount shall be held by the Issuing Bank for the benefit of the Lenders and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)13 or the occurrence of the Maturity Date, an amount equal to 105% of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Issuing Bank for the benefit of the Lenders and the Issuing Bank as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Issuing Bank at the Issuing Bank's office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this (S)4.2 at any time from the date such amounts become due and payable (whether as stated in this (S)4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in (S)5.10 for overdue principal on the Revolving Credit Loans.

         4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank, shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in (S)4.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank, paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 365. The responsibility of the Issuing Bank to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in accordance in all material respects with such Letter of Credit.

         4.4. Obligations Absolute. The Borrower's obligations under this (S)4 to repay drawings under the Letters of Credit as provided hereunder shall rank pari passu with the obligations of the Borrower to repay all other Revolving Credit Loans, and shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank and the Lenders that the Issuing Bank and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under (S)4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and not constituting gross negligence or willful misconduct, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank or any Lender to the Borrower.

         4.5. Reliance by Issuer. To the extent not inconsistent with (S)4.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of any Letter of Credit Participation.

         4.6. Letter of Credit Fee. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank at a rate per annum (a) in respect of each standby Letter of Credit equal to (i) the Applicable Margin for Eurodollar Rate Loans plus one-eighth of one percent (1/8%) per annum of the face amount of such standby Letter of Credit plus (ii) the Issuing Bank's customary issuance fee for any Letter of Credit issued after the Effective Date, and (b) in respect of each documentary Letter of Credit equal to (i) the Issuing Bank's customary issuance fee or amendment fee, as the case may be, plus (ii) the Issuing Bank's customary time negotiation fee per document examination plus
(iii) an amount equal to the Applicable Margin for Eurodollar Rate Loans plus one-eighth of one percent (1/8%) per annum of the face amount of such documentary Letter of Credit. Each issuance, amendment, negotiation or document examination fee and, with respect to each Letter of Credit, a portion of the Letter of Credit Fee in the amount of one-eighth of one percent (1/8%) of the face amount of each standby Letter of Credit and each documentary Letter of Credit shall be for the Issuing Bank's own account and the remaining portion of each Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages. The Letter of Credit Fee referred to in clauses (a)(i) and (b)(iii) shall be payable monthly in arrears, and all such other Letter of Credit Fees shall be payable upon issuance, amendment or negotiation, as the case may be.

         4.7. Cash Collateral For Letter of Credit Obligations. On the Maturity Date, the Borrower shall, in addition to cash collateral provided pursuant to
(S)4.2., (a) deposit with the Issuing Bank an amount equal to 105% of the aggregate Maximum Drawing Amount of all Letters of Credit which expire within forty-five (45) days of the Maturity Date, such amount to be held by the Issuing Bank as cash collateral for any drawing under any such Letter of Credit or, (b) provide a backup letter of credit for such Letters of Credit acceptable to the Administrative Agent.

         4.8. Rollover LC's. On the Effective Date, the Rollover LC's shall, for all purposes hereunder, be treated as letters of credit issued pursuant to
(S)4 hereof and the Borrower's reimbursement obligations in respect thereof shall be included in the Obligations. Each Lender agrees that its Letter of Credit Participation shall extend to the Rollover LC's.

         (S)5. CERTAIN GENERAL PROVISIONS.

         5.1. Fees. The Borrower shall pay to the Administrative Agent for its own account, an administrative agent's fee at the times and in the amounts set forth in the fee letter between the Administrative Agent and the Borrower.

         5.2.  Funds for Payments.

                  5.2.1. Payments to Administrative Agent. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate, in each case in Dollars in immediately available funds.

                  5.2.2. No Offset, Etc.

                           (a) All payments by the Borrower or any Guarantor hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and, except as provided in paragraph (c) below, free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower or such Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower or any Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower or such Guarantor will, except as provided in paragraph (c) below, pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower or such

                  Guarantor. The Borrower or such Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower or such Guarantor hereunder or under such other Loan Document.

                         (b) Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including two
                  (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty. Each Lender or Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN or Form W-8ECI in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN or Form W-8ECI (or any successor forms thereto). Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the other Loan Documents are not subject to the United States federal withholding tax, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate, or a reduced rate pursuant to an applicable tax treaty if such Lender has delivered a form evidencing such tax treaty benefit.

                         (c) Notwithstanding paragraph (a) above, neither the Borrower nor any Guarantor shall be required to pay any additional amounts to any Lender or the Administrative Agent for the account of the lending office of such Lender or Administrative Agent, pursuant to this (S)5.2.2, if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or the Administrative Agent to comply with the provisions of subsection (b) above;
                  (ii) the Lender or the Administrative Agent is not eligible, in respect of such lending office, for complete exemption from United States federal withholding tax with respect to payments of interest, principal or fees under this Credit Agreement or under any of the other Loan Documents, other than by reason of any change, after the Initial Date, of any applicable law, treaty or regulation by any governmental authority or other agency charged with the interpretation or administration thereof; or
                  (iii) the tax is an income or franchise tax imposed on net income either by the jurisdiction under which such Lender or the Administrative Agent is organized or any political subdivision thereof or in which its principal office is located or by the jurisdiction of such Lender's or Administrative Agent's lending office or any political subdivision thereof. For purposes of this subsection (c), the term "Initial Date" shall mean (i) with respect to any Lender or the Administrative Agent which is a party hereto on the Effective Date, the Effective Date and (ii) with respect to each assignee or transferee of any Lender, the date of the grant of the participation in, or transfer or assignment of an interest hereunder to such assignee or transferee.

         5.3. Computations. All computations of interest on the Revolving Credit Loans other than Eurodollar Rate Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein be based on a 365/366-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower to the contrary.

         5.4. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Majority Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Majority Lenders determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Majority Lenders, shall so notify the Borrower and the Lenders.

         5.5. Illegality. Notwithstanding any other provisions herein, if any future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this (S)5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

         5.6. Additional Costs, Etc. If (a) any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), or (b) a change in the interpretation of any present applicable law by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof, shall:

           (a) subject any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or such Lender's Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Lender), or

           (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

           (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by or letters of credit issued by, or commitments of an office of such Lender, or

           (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Lender's Commitment or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Lender's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, except as otherwise provided in Section 5.2.2(c), and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient in the good faith opinion of such Lender or the Administrative Agent, to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. Each Lender shall allocate such costs (or the effect of such reductions, payments or foregone interest) among its customers similarly situated in good faith and on an equitable basis.

         5.7. Capital Adequacy. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with (i) any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or issued after the date hereof, or (ii) in the case of any present law, governmental rule, regulation, policy, guideline or directive currently in effect, any change in interpretation thereof, of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's on the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender or the Administrative Agent, as the case may be, shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Administrative Agent, as the case may be, in light of these circumstances. If the Borrower and such Lender or the Administrative Agent, as the case may be, are unable to agree to such adjustment within thirty
(30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.8. Certificate; Lender Policy. A certificate setting forth any additional amounts payable pursuant to (S)(S)5.6, 5.7 or 5.9 and an explanation of such amounts which are due in reasonable detail, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. Notwithstanding anything in this Credit Agreement to the contrary, no Lender shall be entitled to compensation under (S)(S)5.6 or 5.7 for any amounts incurred or accruing more than ninety
(90) days prior to the giving of notice to the Borrower of additional costs of the type described in (S)(S)5.6 or 5.7.

         5.9. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion with respect to Eurodollar Rate Loans after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (S)2.6 or (S)2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         5.10. Interest After Default.

                  5.10.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to (S)2.5 until such amount shall be paid in full (after as well as before judgment).

                  5.10.2. Amounts Not Overdue. During the continuance of an Event of Default and upon written notice from the Administrative Agent to the Borrower, the principal of the Revolving Credit Loans not overdue and all other amounts not overdue payable hereunder (including, without limitation, Letter of Credit Fees) or under any of the other Loan Documents shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Lenders pursuant to (S)26, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to (S)2.5 until such amount shall be paid in full (after as well as before judgment).

               5.10.3. Maximum Interest. Notwithstanding any other term of this Credit Agreement or any Revolving Credit Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Revolving Credit Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Credit Agreement or any Revolving Credit Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         5.11. Replacement Lenders. Within thirty (30) days after (a) any Lender has demanded compensation from the Borrower pursuant to (S)(S)5.2.2(a), 5.6 or
5.7 hereof, (b) there shall have occurred a change in law with respect to any Lender as a consequence of which it shall have become unlawful for such Lender to make a Eurodollar Rate Loan on any Drawdown Date, as described in (S)5.5 hereof or (c) any Lender shall be a Specified Non-Consenting Lender (any such Lender described in the foregoing clauses (a), (b) or (c) is hereinafter referred to as an "Affected Lender"), the Borrower may request that the Lenders other than the Affected Lenders (the "Non-Affected Lenders") acquire all, but not less than all, of the Affected Lender's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Lender's Commitment. If the Borrower so requests, the Non-Affected Lenders may elect to acquire all or any portion of the Affected Lender's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Lender's Commitment. If the Non-Affected Lenders do not elect to acquire and assume all of the Affected Lender's outstanding Revolving Credit Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be satisfactory to the Administrative Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Lender not being acquired and assumed by the Non-Affected Lenders. The provisions of (S)19 hereof shall apply to all reallocations pursuant to this (S)5.11, and the Affected Lender and any Non-Affected Lenders and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Lender shall execute and deliver to the Administrative Agent, in accordance with the provisions of (S)19 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Revolving Credit Notes, as are required pursuant to (S)19 hereof to give effect to such reallocations. Any Non-Affected Lenders and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Lender shall be deemed to be Eligible Assignees for all purposes of (S)19 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Lender all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Lender hereunder up to but excluding such date.

         (S)6.  COLLATERAL SECURITY; GUARANTY.

         6.1. Collateral Security. The Obligations shall be secured by a perfected first-priority security interest (subject only to Permitted Liens) in certain of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the Security Documents. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Subsidiary Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens) in certain of the assets of the Subsidiary Guarantors whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Subsidiary Guarantors are party.

         6.2. Guaranty. Each Guarantor and the Borrower are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group. Each Guarantor expects to receive substantial direct and indirect benefit from the Loans advanced and other credit extended to the Borrower by the Lenders pursuant to this Credit Agreement (which benefits are hereby acknowledged). It is a condition precedent to the Lenders' advancing Loans and Letters of Credit to the Borrower under this Credit Agreement that each Guarantor execute and deliver to the Lenders a guaranty substantially in the form of this (S)6.2. Each Guarantor wishes to guaranty the Borrower's obligations to the Administrative Agent and the Lenders under or in respect of the Credit Agreement and accordingly, each Guarantor hereby agrees with the Co-Agents and the Lenders as set forth in this (S)6.2.

                  6.2.1.  Guaranty of Payment and Performance.

                  (a) Each Guarantor hereby jointly and severally guarantees to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations of the Borrower (referred to in this (S)6.2 as the "Borrower's Obligations"), including all such which would become due but for the operation of the automatic stay pursuant to (S)362(a) of the Bankruptcy Code and the operation of (S)(S)502(b) and 506(b) of the Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Borrower's Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Borrower's Obligations from the Borrower or any other Guarantor or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Borrower's Obligations, the obligations of each Guarantor hereunder with respect to such Borrower's Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders, and the Administrative Agent, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Administrative Agent on any number of occasions. All payments by each Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in this Agreement, for the account of the Lenders and the Administrative Agent.

                  (b)    Notwithstanding any other term or provision of this
         (S)6 to the contrary, the Parent's liability as a Guarantor hereunder shall be limited in recourse to (i) the pledge of its ownership interests in the Borrower, and (ii) an amount equal to the sum of any payments, distributions or other sums received by the Parent from the Borrower or any Subsidiary in violation of the Credit Agreement. For the avoidance of doubt, the Administrative Agent and the Lenders shall have no recourse against any other assets of the Parent or any of the Investors; provided, however, that the limitation on liability of the Parent provided in this (S)6.2.1(b) shall terminate and be void ab initio if the Parent asserts any invalidity of its guaranty made pursuant to this (S)6.2 or the Pledge Agreement.

                  6.2.2. Guarantors' Agreement to Pay Enforcement Costs, etc. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this (S)6.2.2 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in this Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

                  6.2.3. Waivers by Guarantors; Lender's Freedom to Act. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor acknowledges the provisions of this Credit Agreement and each of the other Loan Documents and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Credit Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any Guarantor before or after the Administrative Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

                  6.2.4. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Borrower's Obligations, or if any of the Borrower's Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Borrower's Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation of the Borrower shall be immediately due and payable by each Guarantors.

                  6.2.5. Subrogation; Subordination.

                         6.2.5.1. Subrogation. Until the indefeasible payment and performance in full of all of the Borrower's Obligations, no Guarantor shall exercise any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender unless the same is released by the Administrative Agent or such Lender.

                         6.2.5.2. Subordination. The payment of any amounts
                  due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the Borrower's Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Borrower's Obligations, each Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Borrower's Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Borrower's Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders, and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Borrower's Obligations without affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

                         6.2.5.3 Provisions Supplemental. The provisions of this (S)6.2.5 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Administrative Agent under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with any Guarantor for the benefit of the Lenders and the Administrative Agent.

                  6.2.6. Setoff. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Borrower's Obligations, during the continuance of any Event of Default, each of the Administrative Agent and the Lenders is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums credited by or due from the Administrative Agent or such Lender to any Guarantor or subject to withdrawal by such Guarantor against the obligations of any Guarantor under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

                  6.2.7. No Reliance. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that each Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the Borrower's financial condition.

                  6.2.8. Termination; Reinstatement. This Guaranty shall remain in full force and effect until all of the Borrower's Obligations have been irrevocably paid in full in cash and all commitments under this Credit Agreement have been terminated. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Borrower's Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

                  6.2.9. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent or the Lenders and their respective successors, transferees and assigns. No Guarantor may assign any of its obligations hereunder.

         (S)7. REPRESENTATIONS AND WARRANTIES. The Borrower (and, where applicable, the Parent), represents and warrants to the Lenders and the Co-Agents as follows:

         7.1.  Corporate Authority.

                  7.1.1. Incorporation; Good Standing. Each of the Parent, the Borrower and their respective Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization, (b) has all requisite corporate, limited liability company or limited partnership power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation, limited liability company or limited partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  7.1.2. Authorization. The execution, delivery and performance by the Parent, the Borrower and their respective Subsidiaries of this Credit Agreement and the other Loan Documents to which it is a party
         (a) are within the corporate, limited liability company or limited partnership authority of such Person, (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person where such conflict, breach or contravention could reasonably be expected to have a Material Adverse Effect and (d) do not conflict with any provision of the charter, bylaws or other organizational document of, or any agreement or other instrument binding upon, such Person where such conflict could reasonably be expected to have a Material Adverse Effect.

                  7.1.3. Enforceability. The execution and delivery by the Parent, the Borrower and their respective Subsidiaries of this Credit Agreement and the other Loan Documents to which it is a party will result in valid and legally binding obligations of such Person enforceable against such Person in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and (b) equitable principles.

         7.2. Governmental Approvals. The execution, delivery and performance by the Parent, the Borrower and their respective Subsidiaries of this Credit Agreement and the other Loan

Documents to which it is party do not require the approval or consent of, or filing with, any governmental agency or authority which have not been obtained except for those which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect.

         7.3. Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and each of its Subsidiaries own all of the assets reflected in the Pro Forma Balance Sheet as at the Effective Date, or acquired since such date (except (i) property and assets sold or otherwise disposed of in the ordinary course of business since that date or otherwise permitted hereunder and (ii) minor defects in title that do not interfere with the Borrower's ability to conduct its business or utilize such assets), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         7.4.  Financial Statements and Projections.

                  7.4.1. Financial Statements. There has been furnished to each of the Lenders a consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at the Effective Date (the "Pro Forma Balance Sheet") reflecting the borrowing hereunder on such date and the (S)363 Asset Sale. Such Pro Forma Balance Sheet has been prepared in good faith on the basis of the assumptions stated therein and in accordance with generally accepted accounting principles and fairly presents the financial condition of the Borrower and its Subsidiaries as at the close of business on such date. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet or otherwise described in writing to the Administrative Agent.

                  7.4.2. Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, calculated on a monthly basis, including monthly balance sheets, income statements, borrowing base availability and cash flow statements for the 2002 and 2003 fiscal years and the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, annual balance sheets, income statements and borrowing base availability and cash flow statements for the 2002 through 2006 fiscal years have been delivered to each Lender. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would as of the Effective Date, result in any material change in any of such projections. The projections (including any updated projections) are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

                  7.4.3. Budget and Cash Flows. The Borrower has delivered to each of the Lenders (a) its eighteen (18) month operating budget on a monthly basis in form and substance satisfactory to the Co-Agents (the "Operating Budget"), and (b) a consolidated thirteen (13) week rolling cash flow forecast of the Borrower and its Subsidiaries in form and substance satisfactory to the Co-Agents (a "Cash Flow Forecast") for the thirteen (13) week period commencing on the Effective Date.

         7.5. No Material Changes, Etc. Since the Effective Date there has occurred no materially adverse change in the consolidated financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the Pro Forma Balance Sheet of the Borrower and its Subsidiaries as at the Effective Date, other than changes in the ordinary course of business or contemplated herein that have not had any material adverse effect in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         7.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except where failure to do so would not have a Material Adverse Effect.

         7.7. Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that would be reasonably likely to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on the business conducted by them, or which question the validity of this Credit Agreement or any of the other Loan Documents.

         7.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction (including any legal restrictions created by any other organizational document of the Borrower or any of its Subsidiaries), or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

         7.9. Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to have a Material Adverse Effect.

         7.10. Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have established on their books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         7.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         7.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. Absence of Financing Statements, Etc. Except with respect to Permitted Liens and financing statements filed with respect to RTI and its Subsidiaries (which, if filed in respect of the Collateral, have been voided by the Sale Order) or filed to give notice that the Borrower holds certain raw materials on consignment from vendors or to give notice of operating leases permitted under (S)9.1(f), there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any rights relating thereto other than financing statements that have not yet been released of record relating to Indebtedness that has been repaid in full.

         7.14. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral.

         7.15. Employee Benefit Plans.

                  7.15.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code.

                  7.15.2. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, to avoid the notice or lien provisions of (S)302(f) of ERISA, and each other contribution required to be made to a Guaranteed Pension Plan to avoid a Material Adverse Effect, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to
         (S)307 of ERISA or (S)401(a)(29) of the Code, other than as would not be reasonably likely to result in a Material Adverse Effect. No liability to the PBGC (other than required insurance premiums, has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan, other than as would not be reasonably likely to result in a Material Adverse Effect and there has not been any ERISA Reportable Event with respect to which the requirement of thirty (30) days notice has not been waived, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate present value of accumulated benefits of all such Guaranteed Pension Plans did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the accumulated benefits and assets of any Guaranteed Pension Plan with assets in excess of accumulated benefits, by more than an amount reasonably likely to result in a Material Adverse Effect.

                  7.15.3. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any unsatisfied liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         (S)4201 of ERISA or as a result of a sale of assets described in
         (S)4204 of ERISA other than such amounts of liability as in aggregate would not be reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA other than as would not be reasonably likely to result in a Material Adverse Effect.

         7.16. Use of Proceeds.

                  7.16.1. General. On the Effective Date, the initial advance of the Revolving Credit Loans will be made to the Borrower (i) to fund (together with a portion of the proceeds of the equity contribution being made to the Borrower as required by (S)11.15 and the issuance of the Notes as required by (S)11.16) the Borrower's payment to RTI and certain of its Subsidiaries of the purchase price of all assets being acquired by the Borrower under the Acquisition Documents, with a portion of such purchase price being utilized by RTI and its Subsidiaries to repay in full all obligations under the DIP Facility (other than the Waived Amounts and the Contributed Amounts, which each Lender hereby acknowledges that it (on a pro rata basis with all of the other Lenders) is waiving and contributing, respectively, effective upon the Effective Date), and (ii) for working capital purposes. Following the Effective Date, the proceeds of the Revolving Credit Loans and Letters of Credit shall be used for Capital Expenditures and for working capital and general corporate purposes.

                  7.16.2. Regulations U and X. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17. Environmental Compliance. Except as previously disclosed to the Lenders in writing or as set forth on Schedule 7.17 attached hereto, to the knowledge of the Borrower:

         (a) neither the Borrower nor any of its Subsidiaries has received a notice that it is in violation of any applicable Environmental Law, which includes the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and

Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any analogous state or local statute, regulation, ordinance, or order or decree (including, without limitation, the Corrective Action Order entered into under RCRA on June 16, 1999 between the EPA and RTI relating to RTI's facilities in Canton, Ohio) to which the Borrower or any of its Subsidiaries is a party relating to health, safety (as relating to the environment or Hazardous Substances) or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

     (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. (S) 6903(5), any hazardous substances as defined by 42 U.S.C. (S) 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
(S)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law which would result in expenditures in excess of $5,000,000; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances on the Real Estate or generated, transported or disposed of by the Borrower or any of its Subsidiaries which would result in expenditures in excess of $5,000,000; and

     (c)  except where non-compliance would not have a Material Adverse Effect,
(i) no portion of the Real Estate has been used by the Borrower or any of its Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower or any of its Subsidiaries, no Hazardous Substances have been discharged, emitted, generated or used except in accordance with applicable Environmental Laws; (iii) in addition, to the extent required by applicable Environmental Law, any Hazardous Substances that have been transported from the Real Estate by or at the direction of the Borrower or any of its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; (iv) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of the Real Estate or adjacent properties or the environment; and (v) to the best of Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate.

     7.18. Subsidiaries, Etc. The only Subsidiaries of the Borrower on the Effective Date are as set forth on Schedule 7.18 hereto. Except as set forth on
Schedule 7.18 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person on the Effective Date.

     7.19. Bank Accounts; Agency Account Arrangements. Schedule 7.19 sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

     7.20. Fiscal Year. The Borrower has a fiscal year which ends on December 31 in each year.

     7.21. Ownership of Assets. The Borrower and its Subsidiaries own all of the assets contemplated to be purchased by the (S)363 Asset Purchase Agreement.

     7.22. Disclosure. No representation or warranty made by the Borrower in any of the Loan Documents or any agreement, instrument, document, certificate or letter furnished by or on behalf of the Borrower pursuant to any Loan Document or in connection with any of the transactions contemplated thereby when taken as a whole with all other such representations and warranties contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statement contained therein not misleading. There is no fact known to the Borrower (excluding general industry, economic and political conditions) which materially adversely affects, or which could reasonably be expected to materially adversely affect in the reasonably foreseeable future the financial condition, business, operations, or affairs or the Borrower, which has not been disclosed in writing to the Administrative Agent.

     8. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit
Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

     8.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     8.2. Maintenance of Office. The Borrower will maintain its chief executive office in 3770 Embassy Parkway, Akron, OH 44333, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

     8.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     8.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Co-Agents for distribution to each of the Lenders: (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year (or portion thereof) of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow and consolidating statement of income and retained earnings and consolidating statement of cash flow for such year, each setting forth in comparative form the figures set forth (i) for the fiscal year ended December 31, 2002, in the projections delivered pursuant to (S)7.4.2 and
(ii) for each fiscal year ended thereafter, the budget delivered pursuant to
(S)8.4(i)) for the comparable period, and to the extent available, those figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and, with respect to the consolidated financial statements, audited without qualification (except for qualification for a change in accounting principles with which the independent public accountant concurs) and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as a going concern, by a nationally recognized firm of independent certified public accountants satisfactory to the Administrative Agent;

     (b) from and after the date on which the Borrower is required to make quarterly filings with the Securities and Exchange Commission, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the Form 10-Q of the Borrower and its Subsidiaries as at the end of such quarter, including the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form the figures set forth (i) for fiscal quarters ending during the fiscal year ended December 31, 2002, in the projections delivered pursuant to (S)7.4.2 and (ii) for fiscal quarters in each fiscal year thereafter, the budget delivered pursuant to (S)8.4(i)) for the comparable period and to the extent available, those figures for the comparable period in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the treasurer or other authorized financial officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments and the exclusion of footnotes);

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                                      -61-

     (c) as soon as practicable, but in any event not later than thirty (30) days after the end of each month, in each fiscal year of the Borrower, copies of the unaudited monthly consolidated balance sheet of the Borrower and its Subsidiaries for such month, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form the figures set forth (i) for months ending during the fiscal year ended December 31, 2002, in the projections delivered pursuant to (S)7.4.2 and (ii) for months ending in each fiscal year thereafter, the budget delivered pursuant to (S)8.4(i)) for the comparable period, and to the extent available, those figures for the comparable period in the preceding fiscal year, and in respect of month ends that are also quarter ends, the internally prepared quarterly financial statements of the Borrower and its Subsidiaries, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the treasurer or other authorized financial officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments and the exclusion of footnotes) and the rolling thirteen (13) week liquidity forecast;

     (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the treasurer or other authorized financial officer of the Borrower in substantially the form of Exhibit D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in (S)10 and (if applicable) (i) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date, and (ii) reconciliations to generally accepted accounting principles of any amounts shown on a marked to market basis, and on a quarterly basis, a report in form and substance reasonably satisfactory to the Administrative Agent, on the status of environmental matters affecting the Borrower, including any material changes in remedial activity requested by any governmental agency or authority and the impact, if any, of such changes on the budget for the year delivered pursuant to subsection (i) below;

     (e) simultaneously with delivery of the financial statements referred to in subsections (a) and (b), a certificate, executed by the treasurer or other authorized financial officer of the Borrower, stating that such officer has caused this Credit Agreement to be reviewed and has no knowledge of any Default or Event of Default, during the applicable quarter or at the end of the applicable year, or, if such officer has such knowledge, specifying each such Default or Event of Default and the nature thereof and indicating the amount and recipients of Permitted Tax Distributions accompanied by calculations showing compliance with the provisions of 9.4(d);

     (f) simultaneously with delivery of the financial statements referred to in subsection (b), (i) an updated Cash Flow Forecast and (ii) an Accounts Receivable aging report;

     (g) promptly upon receipt thereof, copies of all final management letters of substance and other material reports of substance which are submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants;

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                                      -62-

     (h) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of all reports which the Borrower may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

     (i) within thirty (30) days prior to the end of each fiscal year of the Borrower, its budget, including monthly balance sheets, income statements, borrowing base availability and cash flow statements for the Borrower and its Subsidiaries for the next fiscal year prepared by the Borrower for its Board of Directors or similar authority, which shall include detail by month and shall include projected spending for such year relating to Capital Expenditures, including with respect to environmental matters affecting the Borrower, and projected Maintenance Expenses for such fiscal year relating to the Subsidiaries on a consolidating basis;

     (j) on a daily basis, a Borrowing Base Report setting forth the Borrowing Base as at the end of the preceding day;

     (k) on Wednesday of each week, (i) a Borrowing Base Report setting forth the Borrowing Base with inventory updated through the end of the preceding week, and (ii) a weekly flash report in form and substance satisfactory to the Administrative Agent;

     (l) within twenty (20) days after the end of each calendar month, (i) a Borrowing Base Report setting forth the Borrowing Base as at the end of the preceding month, (ii) an Accounts Receivable aging report for such month, and
(iii) a reconciliation of the Borrowing Base against the general ledger and financial statements of the Borrower as at the end of such month for Accounts Receivable and inventory as reported on the collateral update certificate;

     (m)  simultaneously with delivery of each annual budget pursuant to
(S)8.4(i) and from time to time upon request of the Administrative Agent, projections of the Borrower and its Subsidiaries (including, without limitation, as to availability of the Revolving Credit Loans) updating those projections delivered to the Lenders and referred to in (S)7.4.2 or, if applicable, updating any later such projections delivered pursuant to this (S)8.4(m); and

     (n) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Lender may reasonably request.

     8.5. Notices.

     8.5.1. Defaults. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of, or the receipt of any notice declaring, any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation in respect of Indebtedness, the amount of which is in excess of $500,000, to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and

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                                      -63-

each of the Lenders, describing the notice or action and the nature of the claimed default.

     8.5.2. Environmental Events. The Borrower will promptly give written notice to the Administrative Agent and each of the Lenders (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by the Borrower or any of its Subsidiaries in writing (or for which any written report supplement to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof of any inquiry, proceeding, investigation, or notice of violation, or order from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, in the case of either (i) or
(ii) above, would reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, taken as a whole, or the Administrative Agent's security interests pursuant to the Security Documents.

     8.5.3. Notification of Claim against Collateral. Except for Permitted Liens, the Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims in excess of $500,000), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

     8.5.4. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within twenty (20) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

     8.5.5. Notices Concerning Inventory Collateral.The Borrower shall provide to the Administrative Agent prompt notice of (i) any physical count of the Borrower's or any of its Subsidiaries' inventory, together with a copy of the results thereof certified by the Borrower or such Subsidiary, (ii) any determination by the Borrower or any of its Subsidiaries that the inventory levels of the Borrower or such Subsidiary are not adequate to meet the sales projections of the Borrower or such Subsidiary, and (iii) any failure of the Borrower or any of its Subsidiaries to pay rent at any location where inventory of the Borrower having a value in excess of $500,000 is located, which failure continues for more than five (5) days following the day on which such rent is due and payable by the Borrower or such Subsidiary.

         8.6. Existence; Maintenance of Properties. Except as otherwise permitted by (S)9.5 or (S)9.6, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and material rights and franchises and the corporate or limited liability company existence and material rights and franchises of its Subsidiaries provided, however, that the Borrower shall be permitted to convert to a corporation so long as no Default or Event of Default then exists or would result therefrom, any surviving entity expressly assumes the Obligations and any actions required by the Administrative Agent to preserve the security interest of the Administrative Agent in the Collateral shall have been taken contemporaneously with such conversion. It (a) will cause all of its properties and those of its Subsidiaries material to the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment (ordinary wear and tear excepted), (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

         8.7.  Insurance.

         (a) The Borrower will and will cause each of its Subsidiaries to maintain with an insurer rated B+ or better by A.M. Best, insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with sound business practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all insurance (except third party liability insurance) insuring any of the Collateral and the interruption of the business of the Borrower shall be payable to the Administrative Agent (subject to the rights of other creditors to receive such business interruption insurance) as a loss payee under a standard loss payee clause for the benefit of the Lenders and the Administrative Agent and shall designate the Administrative Agent as an additional insured, as applicable. Without limiting the foregoing, the Borrower will, and will cause each of its Subsidiaries to, (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property exclusive of deductibles and self insurance in amounts not greater than those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance or self-insurance as may be required by law, and (iii) maintain, in amounts and with deductibles or retentions equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower or its Subsidiaries, business interruption insurance and product liability insurance. The Borrower will, and will cause any applicable Subsidiary to, maintain insurance on the Mortgaged Property in accordance with the terms of the Mortgage.

         (b) The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the Borrower for direct application by the Borrower solely to the repair or replacement of the Borrower's property so damaged or destroyed or for the purchase of other similar properties and (ii) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations, provided, that if such insurance is in respect of any casualty loss of any Collateral consisting of the Canton Cast-Roll Facility, such proceeds shall be applied or reinvested in the manner provided in (S)3.2(b)(ii). The Administrative Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Borrower solely to the repair or replacement of the Borrower's property so damaged or destroyed or for the purchase of other similar properties, or the Administrative Agent may apply all or any part of such proceeds to the Obligations, provided, that if such proceeds are in respect of any casualty loss of any Collateral consisting of the Canton Cast-Roll Facility, such proceeds shall be applied or reinvested in the manner provided in
(S)3.2(b)(ii).

         (c) All policies of insurance shall provide for thirty (30) days prior written minimum cancellation notice to the Administrative Agent. In the event of failure to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, after giving notice to the Borrower provide such insurance and charge the amount thereof to the Borrower. The Borrower shall furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing insurance provision.

         8.8. Taxes, Etc. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have established on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor unless the Borrower has obtained a stay of such proceedings which remains in effect.

         8.9. Inspection of Properties and Books, Etc.

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                                      -66-

                  8.9.1. General. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request. The Administrative Agent and the Lenders will, to the extent practicable, exercise their rights under this (S)8.9.1 in a manner which causes no material disruption of the Borrower's operations. Each of the Administrative Agent and the Lenders agrees that it will treat in confidence all financial information with respect to the Borrower and its Subsidiaries, and all information obtained during such inspection which is designated by the Borrower as confidential and will not, without the consent of the Borrower, disclose such information to any third party and, if any representative or agent of the Administrative Agent or the Lender shall not be an employee of the Administrative Agent or such Lender or any affiliate of the Administrative Agent or such Lender, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Borrower hereby authorizes the Administrative Agent and each Lender to disclose information obtained pursuant to this Credit Agreement to other banks or financial institutions who are participants in the Revolving Credit Loans and Letters of Credit made or issued or to be made or issued hereunder and to potential participants with the consent of the Borrower, such consent not to be unreasonably withheld; provided that such participant or potential participant agrees to be bound by the confidentiality provisions of this (S)8.9.1, and where required or requested by governmental or regulatory authorities.

                  8.9.2. Commercial Finance Examinations. No more frequently than quarterly, or at any time after the occurrence and during the continuance of an Event of Default, the Borrower will permit the Administrative Agent's examiners and, if accompanied by the Administrative Agent or its examiners, a Lender's examiners, from time to time, to conduct, at the Borrower's reasonable expense, commercial finance examinations of the Borrower and its Subsidiaries.

                  8.9.3. Communications with Accountants. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to, following notice to the Borrower of such intended communication, communicate with the Borrower's independent certified public accountants and financial advisors and, in the case of the accountants, authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)8.9.3.

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                                      -67-

                8.9.4. Environmental Assessments. Whether or not an Event of Default shall have occurred and be continuing, the Administrative Agent may, from time to time, in its reasonable discretion for the purpose of assessing and ensuring the value of the Mortgaged Property, obtain one or more environmental assessments or audits of reasonable scope and expense of the Mortgaged Property (such scope, expense and the requirement for such assessment to be discussed with the Borrower prior to commissioning such assessment) prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert retained by the Administrative Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at the Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property materially complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of the Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent reasonably deems appropriate. The Administrative Agent will coordinate the completion of any environmental assessments with the Borrower and all such environmental assessments shall be conducted and made at the expense of the Borrower.

         8.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where failure to do so will not have a Material Adverse Effect, (b) the provisions of its charter documents and by-laws, other organizational documents, and all agreements and instruments by which it or any of its properties may be bound, except where failure to do so will not have a Material Adverse Effect, and (c) all applicable decrees, orders, and judgments, except where failure to do so will not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

         8.11. Employee Benefit Plans. The Borrower will (a) promptly upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan with unfunded benefit liabilities in excess of $500,000 and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan with unfunded benefit liabilities in excess of $500,000 under (S)(S)302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. Use of Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans, and will obtain Letters of Credit, solely for the purposes set forth in (S)7.15.

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                                      -68-

         8.13.  Bank Accounts; Agency Account Arrangements.

                  8.13.1.  Bank Accounts.

                  (a) Within five (5) Business Days following the Effective Date, the Borrower shall notify Fleet National Bank to direct all monies deposited in the Blocked Accounts previously established with RTI to be transferred on a daily basis to the Concentration Account.

                  (b) Commencing on or prior to the Sweep Deadline, the Borrower shall, and shall cause each of its Subsidiaries to, require all account debtors to make payments to the Swept Lockboxes or Swept Accounts; provided, however, that account debtors of any Canadian Subsidiary of the Borrower may make payments to a Blocked Account that is not a Swept Account (any such Blocked Account to which account debtors of such Canadian Subsidiary may make payments referred to herein as a "Canadian Blocked Account") or a lockbox that is not a Swept Lockbox (any such lockbox to which account debtors of such Canadian Subsidiary may make payments referred to herein as a "Canadian Lockbox"), provided, further, that (a) no Blocked Account may be deemed a Canadian Blocked Account and no account debtors of any Canadian Subsidiary may make payments to such Blocked Account unless the Administrative Agent shall have given its consent thereto with respect to such Blocked Account and (b) no lockbox may be deemed a Canadian Lockbox and no account debtors of any Canadian Subsidiary may make payments to such lockbox unless the Administrative Agent shall have given its consent thereto with respect to such lockbox. The Borrower shall maintain lockbox agreements, in form and substance reasonably satisfactory to the Administrative Agent, with the Blocked Account Banks which maintain Swept Lockboxes, pursuant to which lockbox agreements all checks, drafts or other items or amounts in such Swept Lockboxes shall be deposited by such Blocked Account Bank in the Swept Accounts maintained by such Blocked Account Bank. The Borrower shall maintain lockbox agreements, in form and substance reasonably satisfactory to the Administrative Agent, with the Blocked Account Banks which maintain Canadian Lockboxes, pursuant to which lockbox agreements all checks, drafts or other items or amounts in such Canadian Lockboxes shall be deposited by such Blocked Account Bank in the Canadian Blocked Accounts maintained by such Blocked Account Bank. The Borrower shall, and shall cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower or any such Subsidiary, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Accounts Receivable or other Collateral which, notwithstanding the foregoing, come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the Swept Accounts or, if such payments are from account debtors of any Canadian Subsidiary, one of the Canadian Accounts.

                  8.13.2.  Agency Account Arrangements.

                  (a) On or before the Sweep Deadline, the Borrower will, and will cause each of its Subsidiaries to, execute and deliver to the Administrative Agent for the benefit of the Administrative Agent and the Banks, Agency Agreements in form and substance reasonably acceptable to the Administrative Agent (collectively, the "Agency Agreements") executed by the Borrower and its Subsidiaries and the financial institution (each a "Blocked Account Bank") with which the Borrower or its Subsidiaries maintain any Swept Accounts or other accounts with respect to which the Administrative Agent may determine that the execution of a Agency Agreement is advisable (collectively, together with the Swept Accounts, the "Blocked Accounts") simultaneously with the opening of such Blocked Account. The Administrative Agent shall be granted a security interest by the Borrower and each of its Subsidiaries in all Blocked Accounts. No Agency Agreement may be modified or amended without the prior written consent of the Administrative Agent.

                (b) If the Borrower or any of its Subsidiaries opens any Blocked Account after the Effective Date, the Borrower will, or will cause the applicable Subsidiary to, execute and deliver to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, an Agency Agreement executed by the Borrower and or such Subsidiary and the Blocked Account Bank with which the Borrower or such Subsidiary opens such Blocked Account simultaneously with the opening of such Blocked Account. The Administrative Agent shall be granted a security interest by the Borrower and each of its Subsidiaries in all Blocked Accounts. No Agency Agreement may be modified or amended without the prior written consent of the Administrative Agent.

                (c) The Borrower expressly agrees that (i) following notice to the Blocked Account Banks of the existence and continuance of an Event of Default the Administrative Agent may at anytime require that, from and after the date specified in such notice, all monies deposited in the Blocked Accounts be transferred on a daily basis to the Concentration Account, which monies shall be credited against Obligations (or such monies shall be applied directly to pay down the Obligations without such monies being transferred first to the Concentration Account) and (ii) in the event such transfer is required, upon the request of the Administrative Agent, the Borrower will take any steps necessary, to effect such transfer, including, without limitation, the execution and delivery of amendments to each of the Agency Agreements. From time to time, upon the Administrative Agent's reasonable request, the Borrower shall furnish to the Administrative Agent copies of all bank statements and other notices received by it with respect to the Blocked Accounts.

                (d) The Borrower agrees that all monies deposited in the Swept Accounts shall be transferred to the Administrative Agent on a daily basis and applied on a daily basis to the Obligations as provided in
         (S)3.4.1, and the Borrower shall take any steps reasonably deemed by the Administrative Agent to be necessary or advisable to effect such application, including, without limitation, the execution and delivery of lockbox agreements and amendments to each of the Agency Agreements. The Borrower further agrees that the Petty Cash Accounts shall contain, considered together and in the aggregate, no more than $60,000.

         8.14. Borrowing Base. The Borrower represents, warrants and covenants as follows:

         (a) At the time any Eligible Account Receivable is included in the Borrowing Base and to the extent of the value of such Eligible Account Receivable as reflected in the Borrowing

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                                      -70-

Base, such Eligible Account Receivable shall conform to the definition of Eligible Account Receivable.

         (b) The Borrower is, and as to Eligible Inventory to be acquired after the date hereof and to be included in the Borrowing Base, shall be the owner of all Eligible Inventory to be included in the Borrowing Base and (except for the liens for carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) shall neither create nor suffer to exist any lien or encumbrance thereon or security interest therein in favor of any Person other than the Administrative Agent.

         (c) The Borrower is the owner of the Canton Cast-Roll Facility and shall neither create nor suffer to exist any lien or encumbrance thereon or security interest therein in favor of any Person other than the Administrative Agent (other than the Mortgage and liens permitted by the Mortgage).

         (d) The Borrower shall give the Administrative Agent on the Effective Date a list of, and thereafter shall give thirty (30) days written notice prior to any change in, each warehouse location at which inventory is or will be kept and each office of the Borrower at which the records of the Borrower pertaining to Accounts Receivable and contract rights are kept. All Eligible Inventory is and shall be kept, and all records pertaining to Accounts Receivable and contract rights are and shall be kept, only at locations of which the Administrative Agent has been given notice as provided in this (S)8.14(d).

         (e) The Borrower shall promptly notify the Administrative Agent of any of the following events of which any senior or executive officer of the Borrower becomes aware: any material loss or depreciation in value of Eligible Inventory or the Canton Cast-Roll Facility and the amount of the loss or depreciation; rejection, return, repossession or loss of any material amount of goods giving rise to Eligible Accounts Receivable; material damage to any such goods; any request by an account debtor for any credits or adjustments of Eligible Accounts Receivable which are material in the aggregate; any adjustments of the amounts owing on Eligible Accounts Receivable which are material in the aggregate; any other disputes in respect of Eligible Accounts Receivable, Eligible Inventory or the Canton Cast-Roll Facility which are material in the aggregate; any other event which materially affects Eligible Inventory, Eligible Accounts Receivable, the Canton Cast-Roll Facility or the value or amount thereof, provided, that during any period when Eligible Accounts Receivable are being determined on a daily basis, all applicable adjustments to the amount thereof shall be taken on the day such adjustment(s) are made, and shall not be delayed by virtue of this (S)8.14(e). For purposes of this
(S)8.14(e), "material" shall mean involving amounts in excess of $500,000.

         8.15.  Subdivision of Real Estate. The Borrower will, within ninety
(90) days following the Effective Date, deliver evidence to the Administrative Agent that the Borrower has completed the subdivision of the portion of the Real Estate subject to the Mortgage relating to the melt shop parcel, such subdivision to be reasonably acceptable to the Administrative Agent, provided that, if the Borrower has filed the subdivision application within such ninety
(90) day period but has failed to obtain final approval, then the time period for completing such subdivision shall be extended by an additional sixty (60) days so long as the Borrower is diligently pursuing such final approval.

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                                      -71-

         8.16. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the granting and perfection of the security interests contemplated by this Credit Agreement and the other Loan Documents, and, upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Revolving Credit Note or other Loan Document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Credit Note or other Loan Document, the Borrower will, or will cause such Subsidiary to, issue, in lieu thereof, a replacement note or other Loan Document in the same form as the document lost, stolen, destroyed or mutilated.

         (S)9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

         9.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness or Rental Obligations other than:

         (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

         (b) Indebtedness of the Borrower incurred in connection with (i) any Capitalized Lease or any acquisition after the date hereof of personal or tangible property by the Borrower or the refinancing thereof and (ii) the Net Present Value of Operating Leases; provided that the principal amount of such Indebtedness shall not exceed in any case 90% of the cost, to the Borrower, of the personal or tangible property so acquired, and provided, further, that the aggregate principal amount of such Indebtedness outstanding shall not exceed $25,000,000 at any time;

         (c) Indebtedness in respect of the Notes not exceeding the aggregate principal amount of $80,000,000;

         (d) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto, and Indebtedness incurred pursuant to the refinancing of such Indebtedness provided that such refinancing Indebtedness (i) is in an aggregate principal amount no greater than that portion of the Indebtedness listed on Schedule 9.1 hereto so refinanced, (ii) has a final scheduled maturity no earlier than the final scheduled maturity of the Indebtedness refinanced, (iii) shall not be secured by any lien or any assets that did not secure the Indebtedness refinanced, and (iv) shall be otherwise subject to terms and conditions reasonably satisfactory to the Co-Agents;

         (e) Indebtedness of a Subsidiary Guarantor of the Borrower to the Borrower or another Subsidiary Guarantor, provided, however that such Indebtedness to any Subsidiary Guarantor shall not exceed the amount required to pay Maintenance Expenses of such

Subsidiary Guarantor, and provided, further that the amount of Indebtedness permitted by this clause (e) shall not exceed $2,000,000 in the aggregate outstanding at any time;

         (f) Indebtedness with respect to surety bonds and other obligations of the type described in (S)9.2(x) required in the ordinary course of business of the Borrower and its Subsidiaries, provided that the aggregate principal amount of such Indebtedness shall not at any time exceed $5,000,000;

         (g) Indebtedness of the Borrower incurred under any interest rate swap, cap, collar or similar arrangements or foreign currency exchange transactions with respect to Indebtedness permitted by this Credit Agreement or commodities hedges permitted by (S)9.3(k);

         (h) Indebtedness assumed as part of the consideration for an acquisition permitted by (S)9.5(d) or (S)9.5(e); provided that such Indebtedness was not created in contemplation of such acquisition; and

         (i) Indebtedness of the Borrower incurred under any loan program administered by the federal or any state or local government; provided that such Indebtedness shall not exceed $20,000,000 in aggregate principal amount outstanding at any time.

         9.2. Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles (other than general intangibles related to assets disposed of in accordance with this Agreement and the other Loan Documents), chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower on all or part of the assets (other than assets constituting Collateral) of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (ii) liens on assets of the Borrower or its Subsidiaries to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than the Mortgaged Property of the Borrower or its Subsidiaries to secure claims for labor, material or supplies in respect of obligations not overdue (or, in each case, which are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided);

                  (iii) deposits or pledges made by the Borrower or its Subsidiaries in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or in connection with self-insurance arrangements in respect of such obligations;

                  (iv) liens on properties of the Borrower or its Subsidiaries in respect of judgments or awards that have been in force for less than the applicable period for taking and pursuing an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (v) liens of carriers, warehousemen, mechanics, repairmen, laborers, suppliers and materialmen on properties of the Borrower or its Subsidiaries other than the Mortgaged Property in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on Real Estate other than the Mortgaged Property of the Borrower or its Subsidiaries consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (vii) liens of the Borrower and its Subsidiaries existing on the date hereof and listed on Schedule 9.2 hereto and refinancings of such Indebtedness permitted under (S)9.1(d);

                  (viii) Capitalized Leases secured by, and purchase money security interests in, personal or tangible property of the Borrower acquired or refinanced after the date hereof to secure purchase money Indebtedness of the type and amount permitted by (S)9.1(b), incurred in connection with the acquisition of such property, which security interests cover only the personal or tangible property so acquired;

                  (ix) liens in favor of the holders of the Notes, which liens shall in no event include any lien or encumbrance of any kind on the Collateral; except for such portion of the Collateral which is pledged pursuant to the Parent Pledge Agreement;

                  (x) liens securing the performance of tenders, bids, contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature to the extent permitted by (S)9.1(f) on assets of the Borrower and Subsidiary Guarantors not constituting Collateral;

          (xi) liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

          (xii) liens and encumbrances on the Mortgaged Property as and to the extent permitted by the Mortgage;

          (xiii) liens on assets of the Borrower or any Subsidiary Guarantor not constituting Collateral to the extent that such liens are permitted under the Indenture;

          (xiv) any leases or subleases to other Persons of properties or assets owned or leased by the Borrower or any of its Subsidiaries (but no such leases or subleases may relate to any Collateral);

          (xv) liens on cash deposits or cash equivalents, not exceeding $3,000,000 in the aggregate, to secure the Borrower's and Subsidiary Guarantors' obligations in respect of insurance and items of the type referred to in clause (iii) or (x) above;

          (xvi) liens securing Indebtedness assumed in connection with an acquisition permitted by (S)9.5(d) and (S)9.5(e); provided that such liens were not created in contemplation of such acquisition and do not extend to any assets other than those subject to such liens prior to such acquisition, and secure Indebtedness permitted by (S)9.1(h); and

          (xvii) liens (covering assets other than assets constituting Collateral) that secure Indebtedness permitted by (S)9.1(i).

     9.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

     (a) Investments by the Borrower in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

     (b) Investments by the Borrower in demand deposits, certificates of deposit, Eurodollar deposits, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, or foreign subsidiaries of such banks;

     (c) Investments by the Borrower in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Ratings Group or, so long as no Obligations are outstanding, not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's Ratings Group;

     (d) Investments by the Borrower in debt of any state or political subdivision that is rated "A" or better and due within one (1) year from the date of purchase by the Borrower or its Subsidiaries;

     (e) Investments by the Borrower in repurchase agreements secured by any one or more of the foregoing;

     (f) Investments existing on the date hereof and listed on Schedule 9.3 hereto;

     (g) Investments with respect to Indebtedness permitted by (S)9.1(e) so long as such entities remain Subsidiaries of the Borrower and Guarantors hereunder;

     (h) Investments consisting of non-cash consideration received as proceeds of asset dispositions permitted by (S)9.6;

     (i) Investments by the Borrower in shares of any so-called "money market fund", provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less;

     (j) Investments by the Borrower in securities of any Person acquired in full or partial satisfaction of liabilities of said Person to the Borrower, in a workout or a bankruptcy or insolvency proceeding with respect to such Person;

     (k) Investments by the Borrower in interest rate swaps, caps, collars or similar arrangements or foreign currency exchange transactions entered into in connection with respect to Indebtedness permitted under this Agreement or commodities hedges;

     (l) Investments consisting of deposits provided to third parties with respect to leases or utilities in the ordinary course of business;

     (m) Investments by the Borrower in advances to officers or employees for travel or other expenses incurred in the ordinary course of conducting company business not in excess of $250,000 in the aggregate at any time; and

     (n) Investments consisting of acquisitions permitted under (S)9.5(d) and
(S)9.5(e) and in connection with any Subsidiaries of the Borrower formed or created in compliance with (S)9.12.

     provided, however, that, if an Event of Default shall have occurred and be continuing, upon request by the Administrative Agent, with respect to all Investments other than demand deposits referred to in (S)9.3(b), Investments other than short term Investments listed on Schedule 9.3 hereto or described in clause (h) above and Investments of the type described in clauses (g) and (j) through (m), either (i) such Investments shall be immediately converted into cash and deposited in a Blocked Account or (ii) all actions with respect to such Investments shall be taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first-priority perfected security interest in such Investments free of all encumbrances other than Permitted Liens.

     9.4. Change in Terms of Equity Interests; Distributions and other Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrower's or such Subsidiary's capital stock or other equity interests which would be adverse to the interests of the Lenders. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payments except:

     (a) Distributions by Subsidiaries of the Borrower to the Borrower without limitation;

     (b) noncash repurchases of capital stock or other equity interests deemed to occur upon exercise of stock options or other rights to purchase equity if such capital stock or equity interests represents a portion of the exercise price of such options or rights to purchase;

     (c) payments to any Affiliate or any corporation, partnership, trust or other entity in which such Affiliate has a substantial interest or is an officer, director, trustee or partner made in connection with any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for real or personal property to or from, or otherwise requiring payments to or from such Person, so long as the terms of such transaction are no more favorable to such Person than would have been obtainable on an arms-length basis; and

     (d) so long as no Default or Event of Default has occurred and is continuing, or would result after giving effect to such payment, payments to the Investors in respect of management fees, provided that prior to making any such payment (i) the Borrower has delivered to the Administrative Agent evidence of compliance with the financial covenants set forth in ss.10 hereof for the fiscal quarter most recently ended, (ii) all such management fees shall accrue and not be paid during the period commencing on the Effective Date through April 15, 2003, and (iii) the aggregate amount of management fees paid or accrued in any fiscal year shall not exceed $1,000,000, provided, however, that the aggregate amount of management fees paid during the fiscal year ended December 31, 2003 may exceed $1,000,000 solely to the extent necessary to make payments in respect of the management fees accrued for the period from the Effective Date through December 31, 2002.

     (e) so long as no Default or Event of Default has occurred and is continuing, or would result after giving effect to such distributions, distributions to any member of the Borrower to pay taxes which are then or within ten (10) days will be due and payable with respect to the income generated by the Borrower and taxable to its members or direct or indirect owners of its members, in an aggregate amount for each member not to exceed in any fiscal year (i) such member's percentage ownership of the Borrower times
(ii) the product (x) of the Borrower's taxable income for such year times (y) the combined highest federal and applicable state and local individual or corporate, as applicable, marginal tax rate for such year for such member of the Borrower or owner of such member ("Permitted Tax Distributions").

     (f) (i) so long as no Default or Event of Default has occurred and is continuing, or would result after giving effect to such payment, payments by the Borrower to the Parent to enable the Parent to pay costs and expenses incurred in the ordinary course of business, including, without limitation, payment of administrative costs and expenses incurred by the Investors relating to the Borrower, provided that the aggregate amount of all such expenses (exclusive of reimbursement of out of pocket expenses) shall not exceed $100,000 in any fiscal year, and (ii) so long as no Default or Event of Default has occurred and is continuing for which the Lenders have not agreed to forbear, payments by the Borrower to the Parent to enable the Parent to reimburse the Investors for reasonable out of pocket expenses;

     (g) so long as no Default or Event of Default has occurred and is continuing, or would result after giving effect to such payment, payments to effect the repurchase, redemption, acquisition, cancellation or other retirement for value of the ownership interests of the Borrower or to effect the termination of options to purchase ownership interests held by former management of the Borrower (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such former management of the Borrower, provided, that the sum of all such payments shall not exceed (i) $1,000,000 for the period commencing on the Effective Date through the first anniversary thereof, (ii) $1,000,000 for the period commencing on the first anniversary of the Effective Date through the second anniversary thereof, and (iii) $3,000,000 for each year commencing on each anniversary of the Effective Date thereafter.

     9.5. Merger and Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than:

     (a) the acquisition of assets in the ordinary course of business;

     (b) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower; (c) the merger or consolidation of two or more Subsidiaries of the Borrower;

     (d) so long as no Default or Event of Default has occurred and is continuing or would result after giving effect to such acquisition, other asset or stock acquisitions by the Borrower of Persons in the same, similar or related line of business as the Borrower, provided that (i) the Borrower has provided the Administrative Agent with ten (10) Business Days' prior written notice of such acquisition, (ii) the business to be acquired would not subject the Administrative Agent or the Lenders to additional approvals of any governmental authority in connection with the exercise of their rights and remedies under this Credit Agreement or any other Loan Document; (iii) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a Material Adverse Effect, (iv) the Borrower has provided the Administrative Agent with such other information related to such acquisition as has been reasonably requested by the Administrative Agent, (v) the aggregate purchase price (including contingent payment obligations and the assumption of Indebtedness) for such acquisitions do not exceed (x) $5,000,000 plus Net Cash Proceeds, of post-closing equity contributions during the period commencing on the Effective Date through August 16, 2003, (y) $10,000,000 plus Net Cash Proceeds, of post-closing equity contributions during the period commencing on the Effective Date through August 16, 2004, and (z) $20,000,000 plus Net Cash Proceeds, of post-closing equity contributions during the period commencing on the Effective Date through the Maturity Date and the aggregate purchase price for all acquisitions permitted by this (S)9.5(d) does not exceed $20,000,000 plus Net Cash Proceeds of post-closing equity contributions during the term of this Credit Agreement, and
(vi) the Borrower or applicable Subsidiary grants the Administrative Agent a security interest in assets acquired in such acquisitions and in the event any new Subsidiary is formed or acquired as a result of or in connection with such acquisition, such new Subsidiary will comply with all of the provisions of
(S)9.12 hereof; and

     (e) the Canadian Asset Purchase, provided that any Canadian Subsidiary of the Borrower created or acquired in connection with such Canadian Asset Purchase, contemporaneously with the completion of such Canadian Asset Purchase, guarantees the Obligations by agreeing to be bound by the provisions of (S)6.2 hereof and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in any of its assets which constitute Collateral, pursuant to documentation (including legal opinions), the terms and conditions of which, are reasonably satisfactory to at least three (3) of the Co-Agents.

     9.6. Sale and Leaseback; Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell, transfer, lease or otherwise dispose of any assets or property owned by it or hereafter acquired by it in one transaction or a series of transactions, including, without limitation, in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred other than (a) the disposition of assets (obsolete or otherwise) in the ordinary course of business, (b) so long as no Event of Default shall have occurred and be continuing, (i) the disposition of Investments permitted by (S)9.3, and (ii) the disposition of additional assets on an arms length basis having an aggregate fair market value (after deducting from such aggregate value the cash proceeds of previous asset sales which are reinvested, within 180 days after sale, with such deduction being treated as having been made in the fiscal year of such reinvestment) of no more than $20,000,000 in the aggregate, provided that no more than $5,000,000 shall be disposed of in any fiscal year. All Net Cash Proceeds of any disposition of assets constituting Collateral shall be deposited immediately into a Blocked Account, provided however, that such Net Cash Proceeds shall be subject to such other provisions of (S)3.2(b) as may be applicable.

     9.7. Compliance with Environmental Laws. Except for actions which are in material compliance with Environmental Laws or would not result in a Material Adverse Effect, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would cause a violation of Environmental Laws the result of which violation would have a Material Adverse Effect.

     9.8. Indebtedness in Respect of the Notes. The Borrower shall not amend, supplement or otherwise modify the terms of the Indebtedness in respect of the Notes or any of the Note Documents to increase the interest rate on, or principal amount or any premium thereof, shorten the average maturity thereof, or permit or require the granting or pledging of collateral in addition to the collateral granted or pledged under the Note Documents as of the date hereof or required on the date hereof to be granted or pledged, or make any provisions thereof more restrictive on the Borrower or the Parent than they are on the date hereof, or otherwise if, in the reasonable opinion of the Lenders, such amendment, supplement or modification could be adverse to the interests of the Lenders. The Borrower shall not prepay, redeem or repurchase any of the Indebtedness in respect of the Notes or give notice in respect of such prepayment, redemption or repurchase other than as required under the Note Documents as of the date hereof and as permitted by
(S)3.2(b).

     9.9. Employee Benefit Plans. Unless a Material Adverse Effect is not reasonably likely to result, neither the Borrower nor any ERISA Affiliate will:

     (a) engage in any non-exempt "prohibited transaction" within the meaning of
(S)406 of ERISA or (S)4975 of the Code which is reasonably likely to result in a liability for the Borrower or any of its Subsidiaries; or

     (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

     (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to (S)302(f) or (S)4068 of ERISA;

     (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code; or

     (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in
(S)7.15.3.

     9.10. Bank Accounts. The Borrower will not, and will not permit any of its Subsidiaries to, (a) establish any bank accounts other than those listed on
Schedule 7.19 without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld, (b) violate directly or indirectly any Agency Agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on Schedule 7.19 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts based on the Borrower's reasonable estimates of such amounts.

     9.11. Limitation on Issuance of Shares of Subsidiaries; Disposition of Equity Interests and Indebtedness of Subsidiaries.

     (a) Except as permitted by (S)(S)9.4, 9.5 or 9.6, the Borrower will not permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of such Subsidiary or any securities convertible into or exchangeable for or carrying rights to subscribe for shares or other ownership interests of such Subsidiary, except (i) to the Borrower, or (ii) for the purpose of qualifying directors. The Borrower will not, in any event, permit any Subsidiary to have outstanding any preferred shares, other than preferred shares owned by the Borrower.

     (b) Except as permitted by (S)(S)9.4, 9.5 or 9.6, the Borrower will not sell, transfer or otherwise dispose of any shares or other ownership interests (except for the purpose of qualifying directors or under and in compliance with the Management Incentive Plan) or any Indebtedness of any Subsidiary.

     9.12. No Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, create or form, by acquisition or otherwise, any Subsidiary in addition to the Subsidiaries of the Borrower described in (S)7.18 unless (a) such new Subsidiary shall have become a Guarantor, (b) if such new Subsidiary owns any assets constituting Collateral hereunder, such new Subsidiary shall have pledged its assets of the type pledged by the Borrower and the Subsidiary Guarantors as of the Effective Date, and (c) such new Subsidiary shall have provided such other documentation as the Administrative Agent may reasonably request, including, without limitation, amendments to the Security Agreements, UCC searches and filings, legal opinions and corporate authorization documentation.

     9.13. Transactions with Affiliates. Except as described on Schedule 9.13, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arms-length basis. The Borrower will not enter into any tax sharing agreement with any Person that is not the Parent or a Subsidiary of the Borrower. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 9.13 that by their terms are expressly subordinated to the Obligations to the extent that the subordination provisions thereof prohibit such payment. This covenant will not restrict the Borrower or its Subsidiaries from (a) making Investments permitted under (S)9.3 or Distributions permitted under (S)9.4 and (b) engaging in transactions among the Borrower and its Subsidiaries and among Subsidiaries of the Borrower otherwise permitted by this Credit Agreement.

     9.14. Parent and Subsidiaries. No Subsidiary Guarantor (other than RT Canada) shall at any time own any material assets other than the real estate and equipment associated with the plant owned by such Subsidiary Guarantor and shall at no time engage in any business other than the ownership of such plant for the benefit of the Borrower. The Parent shall not incur any Indebtedness in respect of borrowed money except under the Loan Documents and its guaranty of the Notes. The Parent shall not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon the assets of the Parent other than under the Loan Documents.

     (S)10. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of
Credit:

     10.1. Maximum Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures during any of the periods set forth below that exceed, in the aggregate for the Borrower and its Subsidiaries, the amounts set forth below opposite such periods:

      --------------------------------------------------------------------------
                                                              Maximum
                                                              -------
                     Fiscal Period                      Capital Expenditures
                     -------------                      --------------------
      --------------------------------------------------------------------------
        Effective Date through December 31, 2002             $24,000,000
      --------------------------------------------------------------------------
       January 1, 2003 through December 31, 2003             $20,000,000
      --------------------------------------------------------------------------
              Each fiscal year thereafter                    $24,000,000
      --------------------------------------------------------------------------

If during any fiscal period specified above the amount of Capital Expenditures permitted for that fiscal period is not fully utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year, provided, however, that any such unutilized amounts shall be deemed to be utilized first in the next succeeding fiscal year.

     10.2. Net Sales. Commencing with the fiscal quarter ended March 31, 2003, the Borrower will not permit Net Sales as at the end of any Reference
Period set forth below to be less than the amount set forth opposite such Reference Period:

          ----------------------------------------------------------------------

                     Reference Period Ending:               Minimum Amount:
                     -----------------------                --------------
          ----------------------------------------------------------------------
                          March 31, 2003                     $189,501,000
          ----------------------------------------------------------------------
                           June 30, 2003                     $379,547,000
          ----------------------------------------------------------------------
                        September 30, 2003                   $564,944,000
          ----------------------------------------------------------------------
                         December 31, 2003                   $745,739,000
          ----------------------------------------------------------------------
                          March 31, 2004                     $739,560,000
          ----------------------------------------------------------------------
                           June 30, 2004                     $732,836,000
          ----------------------------------------------------------------------
                        September 30, 2004                   $730,760,000
          ----------------------------------------------------------------------
                         December 31, 2004                   $733,287,000
          ----------------------------------------------------------------------
                 Each Reference Period thereafter            $708,380,000
          ----------------------------------------------------------------------

     Notwithstanding the foregoing, in the event that the Borrower or one if its Subsidiaries does not consummate the Canadian Asset Purchase on or prior to March 31, 2003, the Lenders and the Borrower agree in good faith to modify the above-referenced Net Sales amounts to the extent necessary to reflect the impact of not consummating such Canadian Asset Purchase.

     10.3. Debt Service Coverage. Commencing with the fiscal quarter ending March 31, 2004, the Borrower will not permit the Debt Service Coverage Ratio as at the end of any Reference Period set forth below to be less than the amount set forth opposite such Reference Period:

      -------------------------------------------------------------------------

              Reference Period Ending:                      Ratio
              -----------------------                       -----
      -------------------------------------------------------------------------
                   March 31, 2004                         1.00:1.00
      -------------------------------------------------------------------------
                    June 30, 2004                         1.00:1.00
      -------------------------------------------------------------------------
                 September 30, 2004                       1.50:1.00
      -------------------------------------------------------------------------
                  December 31, 2004                       1.50:1.00
      -------------------------------------------------------------------------
                     Thereafter                           1.50:1.00
      -------------------------------------------------------------------------

     (S)11. CONCERNING THE EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS. The obligation of the Lenders to make the initial Revolving Credit Loans and of the Issuing Bank to issue any initial Letters of Credit shall be subject to satisfaction of the following conditions precedent on or prior to the Effective
Date:

     11.1. Loan Documents, etc.

          11.1.1. Loan Documents. Each of the Loan Documents (other than the Letters of Credit and the Agency Agreements not entered into prior to the Effective Date) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lenders.

          11.1.2. Note Documents; Equity Documents; Acquisition Documents. Each of the Note Documents, the Equity Documents and the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lenders.

     11.2. Certified Copies of Charter Documents.

     (a) The Administrative Agent shall have received from the Parent, the Borrower and each of the Subsidiary Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation or organizational documents as in effect on such date of certification, and (b) its by-laws or other governing documents as in effect on such date.

     (b) The Administrative Agent shall have received from the Parent, the Borrower and each of the Subsidiary Guarantors a certificate from the Secretary of State, or other appropriate authority of the jurisdiction of its incorporation or organization, evidencing its good standing in such jurisdiction and in each other jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

     11.3. Corporate or Other Action. All corporate, limited liability company or limited partnership action, as applicable, necessary for the valid execution, delivery and performance by the Parent, the Borrower and each of the Subsidiary Guarantors of this Credit Agreement and the other Loan Documents to which such Person is party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

     11.4. Incumbency Certificate. The Administrative Agent shall have received from the Parent, the Borrower and each of the Subsidiary Guarantors an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Parent, the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Parent, the Borrower or such Subsidiary Guarantor, each of the Loan Documents to which such Person is party; (b) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     11.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (except for Permitted Liens) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been or will be duly effected, or provision satisfactory to the Administrative Agent for such filings, recordings and other actions shall have been made. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     11.6. Perfection Certificates and UCC Search Results. The Administrative Agent shall have received from the Parent, the Borrower and each of the Subsidiary Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens.

     11.7. Certificates of Insurance. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of (S)8.7 and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     11.8. Opinions of Counsel. The Co-Agents shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Effective Date and in form and substance reasonably satisfactory to the Lenders, from (a) Akin, Gump, Strauss, Hauer & Feld, LLP, counsel to the Borrower and its Subsidiaries, and (b) Baker & Hostetler LLP, local counsel to the Borrower and its Subsidiaries.

     11.9. Payment of Fees. The Borrower shall have paid to the Lenders, the Co-Agents or the Administrative Agent, as appropriate, the fees to be paid on the Effective Date.

     11.10. Borrowing Base Report. The Administrative Agent shall have received from the Borrower a pro forma Borrowing Base Report dated as of the Effective Date.

     11.11. Completion of Asset Purchase. The Co-Agents shall have received evidence satisfactory to the Co-Agents that the transactions contemplated by the Acquisition Documents shall have occurred pursuant to and in accordance with the terms of the Acquisition Documents without any material waiver or modification with respect thereto and that the Borrower and its Subsidiaries own all of the assets described in the (S)363 Asset Purchase Agreement. The aggregate amount of all transaction costs and related expenses incurred by the Borrower in connection with the transactions contemplated by the Acquisition Documents shall not exceed $9,500,000.

     11.12. Successor Labor Agreement. The Co-Agents shall have received evidence satisfactory to the Co-Agents that the Successor Labor Agreement shall have become effective without any material waiver or modification with respect thereto.

     11.13. Employment Contract; Continuity of Management. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower has entered into an employment contract with Joseph Lapinsky to serve as Chief Executive Officer of the Borrower, such employment contract to be reasonably satisfactory to the Majority Lenders. The Lenders shall have received assurances reasonably satisfactory to the Majority Lenders as to the continuity of management of the Borrower.

     11.14. No Material Adverse Change; Absence of Litigation. The Lenders shall be satisfied that there shall have occurred no material adverse change in (a) the business, condition, operations, assets or prospects of the business to be acquired pursuant to the ss.363 Asset Purchase Agreement (taken as a whole) since May 23, 2002, (b) the business, condition, operations, assets or prospects of the Borrower and its Subsidiaries (taken as a whole) since the formation of the Borrower, (c) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents, or (d) the ability of the Lenders to enforce the Loan Documents and the obligations of the Borrower and its Subsidiaries thereunder. The Lenders shall be satisfied that there are no material actions, suits, proceedings or investigations of any kind pending against RTI or any of its Subsidiaries which allege successor liability against the Borrower.

     11.15. Equity Contribution. The Co-Agents shall have received evidence satisfactory to the Co-Agents that the Borrower shall have received a cash equity contribution in an amount of at least $52,000,000 pursuant to the Equity Documents on terms and conditions reasonably satisfactory to the Co-Agents.

     11.16. Indebtedness in Respect of Notes. The Co-Agents shall have received evidence satisfactory to the Co-Agents that the Notes shall have been issued to or for the benefit of the Existing Noteholders in an aggregate amount of $80,000,000 pursuant to the Note Documents on terms and conditions reasonably satisfactory to the Majority Lenders and such Notes and the other Note Documents shall evidence all obligations of the Borrower and its Subsidiaries to the Existing Noteholders.

     11.17. Title Insurance. The Administrative Agent shall have received a Title Policy covering the Mortgaged Property (or commitments to issue such policies, with all conditions of issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts reasonably satisfactory to the Administrative Agent, insuring the interest of the Administrative Agent, each of the Lenders as mortgagee under the Mortgage.

     11.18. Survey and Taxes. The Administrative Agent shall have received (a) an updated Survey of the Mortgaged Property together with a Surveyor Certificate relating thereto and (b) evidence of payment of real estate taxes and municipal charges on the Mortgaged Property not delinquent on or before the Effective Date.

     11.19. Final Sale Order. The Administrative Agent shall have received a copy of a signed order of the United States Bankruptcy Court (the "Court") for the Northern District of Ohio, approving and authorizing the completion of the
(S)363 Asset Sale (the "Sale Order"), which such Sale Order shall not be subject to any stay and shall (a) provide for the repayment of the outstanding obligations under the DIP Facility (less the Waived Amounts and Contributed Amounts), and (b) provide that the Lenders shall have no responsibility for any liabilities of RTI and its Subsidiaries.

     11.20. Repayment of Indebtedness. The entire outstanding balance under the DIP Facility (other than the Waived Amounts and Contributed Amounts) shall have been paid to the Administrative Agent for the accounts of the agents and the lenders party thereto.

     11.21. Projections, etc. The Lenders shall have received financial projections of the Borrower and its Subsidiaries reasonably satisfactory to the Lenders, such financial projections to include rolling 13-week liquidity forecasts on a monthly basis during the first year and monthly cash flow and borrowing base projections for the period commencing on the Effective Date through December 31, 2003 and annual projections thereafter through the Maturity Date.

     11.22. Budget; Forecast. The Lenders shall have received the Operating Budget and the Cash Flow Forecast in form and substance reasonably satisfactory to the Lenders.

     11.23. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Co-Agents and the Administrative Agent's Special Counsel, and the Lenders, the Co-Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Co-Agents may reasonably request.

     (S)12. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Revolving Credit Loan, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent.

     12.1. Representations True. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement and the other Loan Documents shall be true in all material respects as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

     12.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)13. EVENTS OF DEFAULT; ACCELERATION; ETC.

     13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

     (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

     (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee, the Administrative Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within ten (10) days of the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

     (c) the Borrower shall fail to comply with any of its covenants contained in (S)8.1 (including, as it applies to (S)13.1(b), any grace period applicable thereto), (S)8.4 (within five (5) days of when any monthly financial statement would otherwise be due and within fifteen (15) days of when any annual or quarterly statement would otherwise be due), (S)8.5.1, (S)8.5.4 (within fifteen
(15) days of when notice would otherwise be due), the first sentence of (S)8.6,
(S)8.12, (S)(S)9.1 through 9.6, (S)(S)9.8 through 9.11, (S)10 or any covenant contained in the Mortgage the violation of which would constitute an immediate "Event of Default" under such Mortgage;

     (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

     (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

     (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases the outstanding principal amount of which exceeds $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, the outstanding principal amount of which exceeds $5,000,000, for such period of time (following the occurrence of such failure or, if later, the giving of any required notice) as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

     (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

     (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

     (i) there shall remain in force, undischarged, unsatisfied, unstayed and unbonded, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, unsatisfied, unstayed and unbonded, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

     (j) if the Agency Agreements required pursuant to (S)8.13.2(a) shall not be in full force and effect on or prior to the Sweep Deadline;

     (k) (i) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Administrative Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or (ii) any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

     (l) The Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan in connection with the termination of a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000; the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) a failure to make timely (without consideration of any extension or waiver) any required quarterly contribution or other payment pursuant to the funding provisions of (S)302 of ERISA; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC, or by the Borrower, of proceedings (including before the PBGC) to terminate such Plan other than in a standard termination within the meaning of (S)4041(b) of ERISA.

     (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any Guarantor if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

     (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

     (o)   a Change of Control shall have occurred;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default if specified in (S)13.1(g) or (h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

     13.2. Termination of Commitments. If any one or more of the Events of Default specified in (S)13.1(g) or (h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrower, terminate the unused portion of the Commitments hereunder, and upon such notice being given such unused portion of the Commitments hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the Commitments hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

     13.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to (S)13.1(a), each Lender, if owed any amount with respect to the Loans, Reimbursement Obligations or other Obligations, may, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender, and (b) the Administrative Agent may, if requested by the Majority Lenders and in its sole discretion, on behalf of the Majority Lenders, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lenders are evidenced, including the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lenders. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     13.4. Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

     (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

     (b) Second, to all other Obligations (other than those Obligations set forth in clause (c)) in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of (i) such obligations shall be made pari passu among Obligations with respect to the Administrative Agent's fee payable pursuant to (S)5.1 and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

     (c) Third, to those Obligations arising under any cash management services and Rate Protection Agreements provided by the Administrative Agent or any other Lender or any of their respective affiliates in their individual capacities to the Borrower in connection with this Agreement;

     (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

     (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     (S)14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations owing (whether or not then due and payable) of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)15. THE ADMINISTRATIVE AGENT.

     15.1.  Authorization.

     (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

     (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

     (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

     15.2. Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     15.3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     15.4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The

Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

     15.5. Payments.

          15.5.1. Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

          15.5.2. Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          15.5.3. Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Revolving Credit Loan or to purchase or make any payment on account of any Letter of Credit Participation or (b) to comply with the provisions of (S)14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement or
     (S)15.7, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. Until such delinquency is satisfied, the Delinquent Lender shall have no right to participate in any vote on or consent to any matter in respect of or in connection with this Credit Agreement.

     15.6. Holders of Revolving Credit Notes. The Administrative Agent may deem and treat the payee of any Revolving Credit Note and the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     15.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent has not been reimbursed by the Borrower as required by (S)16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder without limiting the Borrower's and Guarantors' indemnity obligations, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

     15.8. Administrative Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

     15.9. Resignation. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative

Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     15.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this (S)15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default, and upon the receipt of the Majority Lenders shall notify the Borrower of the existence of such Default or Event of Default.

     15.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     (S)16. EXPENSES. The Borrower agrees to pay (a) any excise taxes or current or future stamp or documentary taxes or similar charges (including any interest and penalties in respect thereto) payable by any Co-Agent or Lender (other than taxes based upon the Co-Agents' or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each Agent and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent, the Administrative Agent's Special Counsel and any local counsel to the Administrative Agent incurred in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein any cash management documentation and related matters, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, including all appraisal charges and charges of other professionals retained by the Administrative Agent, and provided that all such fees and expenses, incurred through the Effective Date (whether billed before or after the Effective Date) pursuant to clauses (b) hereof shall not exceed $350,000, (c) the fees, expenses and disbursements of Administrative Agent incurred by the Administrative Agent or its designees in connection with all commercial finance examinations conducted by or on behalf of the Administrative Agent, (d) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (e) the reasonable fees and expenses of any advisors retained by the Administrative Agent pursuant to (S)(S)8.16 and 8.18; (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries, (iii) in connection with any refinancing or restructuring of the financing under the Loan Documents in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, and (iv) all reasonable expenses and disbursements of the Administrative Agent incurred in connection with UCC searches or UCC filings. The covenants of this (S)16 shall survive payment or satisfaction of all other Obligations.

     (S)17. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Co-Agents, the Lenders and their respective shareholders, directors, agents, officers, subsidiaries and affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and reasonable expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the disposal, discharge, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, that the foregoing indemnity as to any Person shall not apply to liabilities, damages, losses, settlement expenses and expenses to the extent that they arise from the willful misconduct or gross negligence of such indemnified person or its Affiliates. In litigation, or the preparation therefor, each of the Lenders and the Co-Agents shall be entitled to select their own counsel. If, and to the extent that the obligations of the Borrower under this (S)17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such indemnified obligations which is permissible under applicable law. The covenants contained in this (S)17 shall survive payment or satisfaction in full of all other Obligations.

     (S)18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Co-Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     (S)19. ASSIGNMENT AND PARTICIPATION.

     19.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Administrative Agent shall have given its prior written consent to such assignment, which consent, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is not less than $5,000,000 or the remaining amount of its Commitment, if less, and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in (S)19.3, be released from its obligations under this Credit Agreement.

     19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their other obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (s)7.4 and (s)8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     19.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

     19.4. New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be canceled and returned to the Borrower.

     19.5. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only right of the assignor granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be such assignor's right to approve waivers, amendments or modifications that would require the consent of all Lenders affected thereby. Notwithstanding the foregoing, a participation may be in an amount of less than $5,000,000, so long as no right of the assignor, including any right to approve waivers, amendments or modifications, is granted to the participant.

     19.6. Assignee or Participant Affiliated with the Borrower. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (s)13.1 or (s)13.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Revolving Credit Loans. If any Lender sells a participating interest in any of the Revolving Credit Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (s)13.1 or (s)13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Revolving Credit Loans to the extent of such participation.

     19.7. Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to (s)17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Lenders, appoint another Lender to act as the Reference Lender hereunder. Anything contained in this
(s)19 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Lenders organized under (s)4 of the Federal Reserve Act, 12 U.S.C. (s)341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for; or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or such lender. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     19.8. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

     (S)20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service or by facsimile transmission confirmation, as the case may be, addressed as follows:

     (a) if to the Parent, the Borrower or any of its Subsidiaries, at 3770 Embassy Parkway, Akron, OH 44333, Attention: Chief Executive Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice with a copy to KPS Special Situations Fund, L.P., 200 Park Avenue, 58/th/ Floor, New York, New York 10166, Attention: Michael Psaros, facsimile number 212-867-7980, and with a copy to Akin, Gump, Strauss, Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attention: Mark Volow, facsimile number 212-872-1002;

     (b) if to the Administrative Agent, at One Federal Street, Boston, Massachusetts 02110, USA, Attention: Joseph W. Johnson, Jr., or such other address or addressee for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

     (c) if to any Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile with transmission confirmed and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     (S)21. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (S)22. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     (S)23. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)26.

     (S)25. WAIVER OF JURY TRIAL. Each party to this Credit Agreement hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower and each Guarantor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and each Guarantor (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan

Documents to which it is a party by, among other things, the waivers and certifications contained herein.

         (S)26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Lenders. Notwithstanding the foregoing, (i) any decrease in the rate of interest on the Revolving Credit Notes (other than in connection with the waiver of (S)5.10.2), any extension of scheduled maturity of the Revolving Credit Notes, any increase in the amount of the Commitments of the Lenders, any decrease in the amount of commitment fee, Letter of Credit Fees or any other fee hereunder, any release of a substantial portion of the Collateral (other than in respect of asset sales permitted by (S)9.6) and any amendment of this (S)26 requires the written consent of the Borrower and the written consent of each Lender affected thereby, (ii) the definitions of "Majority Lenders" and "Supermajority Lenders" and (S)(S)15.5.1 and 19.8 may not be amended without the written consent of all of the Lenders, (iii) the definition of "Co-Agents" may not be amended without the written consent of all of the Co-Agents, (iv) Collateral consisting of assets disposed of pursuant to (S)9.6 may be released in connection with such disposition, (v) any amendments and waivers relating to the Borrowing Base, advance rates and of definitions of this Credit Agreement relating to eligibility criteria for assets included in the Borrowing Base which would have the effect of making the Borrowing Base less restrictive shall require the consent of the Supermajority Lenders, (vi) the amount of the Administrative Agent's fee or any other fees payable for the Administrative Agent's account and (S)15 may not be amended without the written consent of the Administrative Agent and (vii) the amount of any Letter of Credit Fees or other fees payable for the Issuing Bank's account and (S)4 may not be amended without the consent of the Issuing Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     (S)27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     (S)28. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     (S)28.1. Confidentiality. Each of the Lenders and each Co-Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Co-Agents, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this
(S)28, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or any Co-Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to any Co-Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, any Co-Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Lender as provided in (S)28.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of (S)8.9.1. Any Co-Agents, the Lenders and any Financial Affiliate may refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by such Co-Agent, such Lender or such Financial Affiliate and, for such purpose, such Co-Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

     (S)28.2. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Lenders and each Co-Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

     (S)28.3. Other. In no event shall any Lender or any Co-Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this (S)28 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                      THE BORROWER:

                                      REPUBLIC ENGINEERED PRODUCTS LLC


                                      By:    /s/ Michael Psaros
                                         --------------------------------------
                                          Name:  Michael Psaros
                                          Title: President

                                      THE PARENT GUARANTOR:

                                      BLUE BAR, L.P.
                                      By:    Blue Steel Corporation
                                             Its General Partner


                                      By:    /s/ Michael Psaros
                                         --------------------------------------
                                          Name:  Michael Psaros
                                          Title: President

                                      THE SUBSIDIARY GUARANTORS

                                      BLUE STEEL CAPITAL CORP.


                                      By:    /s/ Michael Psaros
                                         --------------------------------------
                                          Name:  Michael Psaros
                                          Title: President

                                      N&T RAILWAY COMPANY LLC
                                      By:    Republic Engineered Products LLC
                                             Its Sole Member


                                      By:    /s/ Michael Psaros
                                         --------------------------------------
                                          Name:  Michael Psaros
                                          Title: President

                                      THE LENDERS AND THE CO-AGENTS:

                                      FLEET CAPITAL CORPORATION,
                                      Individually, as Administrative Agent
                                      and as Co-Agent


                                      By:    /s/ Joseph W. Johnson, Jr.
                                         --------------------------------------
                                          Name:  Joseph W. Johnson, Jr.
                                          Title: Vice President

                                      BANK OF AMERICA, N.A.,
                                      individually and as Co-Agent


                                      By:    /s/ Brian J. Wright
                                         ---------------------------------------
                                          Name:  Brian J. Wright
                                          Title: Senior Vice President;
                                                 Portfolio Manager

                                      JP MORGAN CHASE BANK,
                                      individually and as Co-Agent


                                      By:    /s/ Kimberly L. Turner
                                         ---------------------------------------
                                          Name:  Kimberly L. Turner
                                          Title: Vice President

                                      FOOTHILL CAPITAL CORPORATION,
                                      individually and as Co-Agent


                                      By:    /s/ Eileen Quinn
                                         ---------------------------------------
                                          Name:  Eileen Quinn
                                          Title: Vice President

                                      GE CAPITAL CFE, INC.,
                                      individually and as Co-Agent


                                      By:    /s/ W. Jerome McDermott
                                         ---------------------------------------
                                          Name:  W. Jerome McDermott
                                          Title: Duly Authorized Signatory

                                      CONGRESS FINANCIAL CORPORATION


                                      By:    /s/ John Sullivan
                                         ---------------------------------------
                                          Name:  John Sullivan
                                          Title: Vice President

                                      THE CIT GROUP / BUSINESS CREDIT, INC.


                                      By:    /s/ George Louis McKinley
                                         ---------------------------------------
                                          Name:  George Louis McKinley
                                          Title: Vice President

                                      LASALLE BUSINESS CREDIT, INC.


                                      By:    /s/ Lawrence P. Garni
                                         ---------------------------------------
                                          Name:  Lawrence P. Garni
                                          Title: Senior Vice President

                                      DIME COMMERCIAL CORP.


                                      By:    /s/ John M. Richter
                                         ---------------------------------------
                                          Name:  John M. Richter
                                          Title: Senior Consultant

                                      ORIX FINANCIAL SERVICES, INC.


                                      By:    /s/ Michael J. Cox
                                         ---------------------------------------
                                          Name:  Michael J. Cox
                                          Title: Senior Vice President

                                      SUNROCK CAPITAL CORP.


                                      By:    /s/ Thomas M. Romanowski
                                         ---------------------------------------
                                          Name:  Thomas M. Romanowski
                                          Title: Senior Vice President

                                      UNION BANK OF CALIFORNIA, N.A.


                                      By:    /s/ Cecilia M. Valente
                                         ---------------------------------------
                                          Name:  Cecilia M. Valente
                                          Title: Senior Vice President

                                      GMAC BUSINESS CREDIT, LLC

                                      By:    /s/ John R. [ILLEGIBLE]
                                         ---------------------------------------
                                          Name:  John R. [ILLEGIBLE]
                                          Title: Senior Vice President

                                      GUARANTY BUSINESS CREDIT CORPORATION


                                      By:    /s/ James E. [ILLEGIBLE]
                                         ---------------------------------------
                                          Name:  James E. [ILLEGIBLE]
                                          Title: Senior Vice President